Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255020
Registration No. 333-255020-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 2, 2021)

$400,000,000

Sun Communities Operating Limited Partnership

5.700% Senior Notes due 2033

Fully and Unconditionally Guaranteed by

Sun Communities, Inc.

Sun Communities Operating Limited Partnership, or the Operating Partnership, is offering $400,000,000 aggregate principal amount of 5.700% Senior Notes due 2033, or the notes. We will pay interest on the notes on January 15 and July 15 of each year, beginning on July 15, 2023. The notes will mature on January 15, 2033.

Prior to October 15, 2032 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of a “make-whole” redemption price and 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, to the redemption date. On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. See “Description of Notes—Optional Redemption.”

The notes will be the Operating Partnership’s senior unsecured obligations, will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness, and will be effectively subordinated to all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future indebtedness and other liabilities of its subsidiaries, and to all existing and future preferred equity interests in its subsidiaries not owned by it, if any.

The notes will be fully and unconditionally guaranteed by Sun Communities, Inc., the sole general partner of the Operating Partnership, which we refer to as the Company. The guarantee will be a senior unsecured obligation of the Company, will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness, and will be effectively subordinated to the Company’s secured indebtedness, if any (to the extent of the value of the assets of the Company constituting collateral securing that indebtedness), and to all existing and future indebtedness and other liabilities of its subsidiaries (including the Operating Partnership), and to all existing and future preferred equity interests in its subsidiaries not owned by it, if any.

Investing in the notes involves risks. You should carefully read and consider the risks that we have described in “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus, as well as the risks described under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2021.

	Per Note	Total
Public offering price(1)	99.729%	$398,916,000
Underwriting discount(2)	0.650%	$2,600,000
Proceeds, before expenses, to Sun Communities Operating Limited Partnership	99.079%	$396,316,000

(1)	Plus accrued interest from January 17, 2023, if settlement occurs after that date.
(2)	See “Underwriting.”

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about January 17, 2023.

Joint Book-Running Managers

Citigroup	J.P. Morgan	BofA Securities

BMO Capital Markets	Citizens Capital Markets	Fifth Third Securities	RBC Capital Markets

Co-Managers

Huntington Capital Markets
Regions Securities LLC
SMBC Nikko
Truist Securities
US Bancorp
Wells Fargo Securities
Goldman Sachs & Co. LLC
PNC Capital Markets LLC
Scotiabank
Wedbush Securities
Ramirez & Co., Inc.

The date of this Prospectus Supplement is January 9, 2023.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes. The second part, which is the accompanying prospectus, provides more general information about us and our securities, some of which may not apply to this offering of the notes. Both this prospectus supplement and the accompanying prospectus include important information about us and our securities, and other information of which you should be aware of before investing in the notes. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you make a decision to invest in the notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities under any circumstance or in any jurisdiction where the offer is not permitted or is unlawful. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “Sun,” “we,” “us,” “our” or similar references mean Sun Communities, Inc., a Maryland corporation, and one or more of its subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership, or the Operating Partnership, Sun Home Services, Inc., a Michigan corporation, or SHS, Safe Harbor Marinas, LLC, a Delaware limited liability company, or Safe Harbor, and Tiger Topco 1 Limited, or, together with its subsidiaries, Park Holidays.

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SUMMARY

This summary highlights certain information about us, the notes, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not intended to be a complete description of the matters covered in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, and therein, and does not contain all of the information that you should consider before investing in the notes. To fully understand this offering and its consequences to you, you should read and consider this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6, in the accompanying prospectus beginning on page 3, as well as under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2021, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-42 of this prospectus supplement.

About Sun Communities, Inc.

We are a fully integrated real estate investment trust, or REIT. We own manufactured housing, or MH, communities and recreational vehicle, or RV, communities throughout the United States, the United Kingdom, and Canada. We self-administer, self-manage, and operate or hold an interest in, and develop the majority of our MH and RV communities. A select number of our communities are operated by independent third-party contractors on our behalf under a management agreement. Others are operated by a lessee under a ground lease arrangement. Through Safe Harbor, we own, operate, develop and manage marinas throughout the United States and Puerto Rico, with the majority of such marinas concentrated in coastal regions and others located in various inland regions. We are a fully-integrated real estate company which, together with our affiliates and predecessors, has been in the business of acquiring, operating, developing and expanding MH and RV communities since 1975 and marinas since 2020. We lease individual parcels of land, or sites, with utility access for the placement of manufactured homes and RVs to our MH and RV customers. Our MH communities are designed to offer affordable housing to individuals and families, while also providing certain amenities. Our RV communities are designed to offer affordable vacation opportunities to individuals and families complemented by a diverse selection of high-quality amenities. Our marina offerings include wet slip and dry storage space leases, end-to-end service (such as routine maintenance, repair and winterization), fuel sales and other high-end amenities. These services and amenities offer convenience and resort-quality experiences.

As of September 30, 2022, we owned and operated, directly or indirectly, or had an interest in a portfolio of 662 properties located in 39 states, the United Kingdom, Canada and Puerto Rico, including 352 MH communities, 179 RV communities and 131 marinas. As of September 30, 2022, our properties contained an aggregate of 226,782 developed sites comprised of 117,380 developed MH sites, 32,026 annual RV sites (inclusive of both annual and seasonal usage rights), 31,191 transient RV sites and 46,185 wet slips and dry storage spaces. Additionally, there are nearly 16,100 additional MH and RV sites suitable for development.

We are engaged through SHS, a taxable REIT subsidiary, in the marketing, selling, and leasing of new and pre-owned homes to current and future residents in our communities. The operations of SHS support and enhance our occupancy levels, property performance and cash flows.

Structured as an umbrella partnership REIT, or UPREIT, the Operating Partnership is the entity through which we conduct substantially all of our operations, and which owns, either directly or indirectly through SHS, Park Holidays, Safe Harbor and other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the U.S. federal tax rules and regulations applicable to REITs, and to acquire MH and RV communities and marinas in transactions that defer some or all of the sellers’ tax consequences. We are the sole general partner of, and, as of September 30, 2022, held approximately 95% of the interests in, the Operating Partnership. The interests in the Operating Partnership held by the partners are referred to herein as OP units.

Principal Executive Offices and Website

We were incorporated in Maryland on July 23, 1993 and completed the initial public offering of our common stock on December 9, 1993. Our executive and principal property management office is located at 27777 Franklin Road, Suite 300, Southfield, Michigan 48034 and our telephone number is (248) 208-2500. Our Safe Harbor marina segment principal office is located in Dallas, Texas, and our United Kingdom principal office is located in East Sussex, England. We have regional property management offices throughout the United States and the United Kingdom. We employed an aggregate of 10,270 full and part time employees as of September 30, 2022.

Our website address is www.suncommunities.com, which contains information concerning us and our subsidiaries. Information included or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Declaration of a Common Stock Distribution

On December 1, 2022, we declared a cash distribution of $0.88 per share on shares of our common stock for the quarter ended December 31, 2022. The distribution is payable on January 17, 2023, to common stockholders of record as of the close of business on December 30, 2022.

The Offering

The following contains basic information about the notes. It may not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities” and “Description of Guarantees of Debt Securities” in the accompanying prospectus.

Issuer of Notes	Sun Communities Operating Limited Partnership

Guarantor	Sun Communities, Inc.

Securities Offered	$400,000,000 aggregate principal amount of 5.700% Senior Notes due 2033.

Maturity Date	January 15, 2033.

Interest Rate	5.700% per year (calculated based on a 360-day year).

Interest Payment Dates	January 15 and July 15 of each year, commencing on July 15, 2023.

Ranking of Notes	The notes will be the Operating Partnership’s senior unsecured obligations, will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness, including the $450.0 million aggregate principal amount of 2.300% Senior Notes due 2028 previously issued by the Operating Partnership, which we refer to as the “2028 Notes,” the $750.0 million aggregate principal amount of 2.700% Senior Notes due 2031 previously issued by the Operating Partnership, which we refer to as the “2031 Notes,” and the $600.0 million aggregate principal amount of 4.200% Senior Notes due 2032 previously issued by the Operating Partnership, which we refer to as the “2032 Notes,” and will be effectively subordinated to:

•	all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness),

•	all existing and future indebtedness and other liabilities of its subsidiaries, and

•	all existing and future preferred equity interests in its subsidiaries not owned by it, if any.

Guarantee	The notes will be fully and unconditionally guaranteed by the Company. The guarantee will be a senior unsecured obligation of the Company, will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness, including its guarantees of the 2028 Notes, 2031 Notes and 2032 Notes, and will be effectively subordinated to:

•	the Company’s secured indebtedness, if any (to the extent of the value of the assets of the Company constituting collateral securing that indebtedness),

•	all existing and future indebtedness and other liabilities of its subsidiaries (including the Operating Partnership), and

•	all existing and future preferred equity interests in its subsidiaries not owned by it, if any.

Optional Redemption	Prior to October 15, 2032 (the “Par Call Date”) (the date that is three months prior to the maturity date of the notes), the Operating Partnership may redeem the notes at its option, in whole or in part, at any time, and from time to time, at a redemption price equal to the greater of:

•	a “make-whole” redemption price; and

•	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest, if any, to the redemption date.

On or after the Par Call Date, the Operating Partnership may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. See “Description of Notes—Optional Redemption” in this prospectus supplement.

Use of Proceeds	We expect that the net proceeds from this offering will be approximately $395.3 million after deducting the underwriting discount and estimated expenses related to this offering payable by us.

We intend to use the net proceeds of this offering to repay borrowings outstanding under our senior credit facility, to fund possible future acquisitions of properties, and for working capital and general corporate purposes.

Affiliates of certain of the underwriters in this offering are lenders under our senior credit facility and will receive a pro rata portion of the net proceeds to the extent that we use any such proceeds to reduce the outstanding balance thereunder.

See “Use of Proceeds” in this prospectus supplement.

Covenants	The indenture that will govern the notes will contain covenants that limit the ability of the Operating Partnership and its subsidiaries to:

•	consummate a merger, consolidation or sale of all or substantially all of their assets; and

•	incur secured and unsecured indebtedness.

The indenture will also contain covenants regarding:

•	provision of financial information;

•	maintenance of properties;

•	payment of taxes and other claims; and

•	insurance.

These covenants are subject to a number of important exceptions and qualifications. For additional information, see “Description of Notes—Additional Covenants” in this prospectus supplement.

No Public Market	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Risk Factors	Investing in the notes involves risks. You should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement or the accompanying prospectus, the information set forth under the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus, as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes.

Trustee	UMB Bank, N.A.

Governing Law	The indenture, the notes and the guarantees will be governed by the laws of the State of New York.

RISK FACTORS

Investment in the notes offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. In addition to the information presented in this prospectus supplement and the accompanying prospectus and the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings under the Exchange Act that are incorporated by reference in this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to purchase the notes. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations may suffer. In that event, the value of the notes could decline, and you may lose all or part of your investment in the notes.

We may not be able to meet our debt service obligations.

We have a significant amount of debt. As of September 30, 2022, the Operating Partnership had approximately $6.7 billion of total debt outstanding, including $450.0 million aggregate principal amount of the 2028 Notes, $750.0 million aggregate principal amount of the 2031 Notes, $600.0 million aggregate principal amount of the 2032 Notes, approximately $3.0 billion in debt that is collateralized by mortgage liens on 155 of our properties, $1.86 billion on our lines of credit and other debt, $35.2 million of mandatorily redeemable preferred equity of our Sun NG RV Resorts LLC subsidiary, and $34.7 million of mandatorily redeemable preferred OP units.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory, environmental and other factors, many of which are beyond our control.

The instruments and agreements governing some of our outstanding indebtedness (including borrowings under our senior credit facility) contain provisions that require us repay that indebtedness under specified circumstances or upon the occurrence of specified events and our future debt agreements and debt securities may contain similar provisions or may require that we repay or repurchase or offer to repurchase for cash the applicable indebtedness under specified circumstances or upon the occurrence of specified changes of control of the Company or the Operating Partnership or other events. We may not have sufficient funds to pay our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase), and we may not be able to arrange for the financing necessary to make those payments or repurchases on favorable terms or at all. The notes offered hereby do not have any similar rights to require us to repurchase or repay the notes, whether upon the occurrence of a change of control or highly leveraged transaction or otherwise, even though these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes. In addition, our ability to make required payments on our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase) may be limited by the terms of other debt instruments or agreements. Our failure to pay amounts due in respect of any of our indebtedness when due would generally constitute an event of default under the instrument governing that indebtedness, which could permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, could allow them to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our ability to make payments of principal and interest on our indebtedness, including the notes, when due and could prevent us from making those payments altogether.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs, including cash distributions to stockholders necessary to maintain the Company’s REIT qualification. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, results of operations and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance our indebtedness, including the notes, on commercially reasonable terms or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, delaying capital expenditures, or entering into strategic acquisitions and alliances.

Any of these events or circumstances could have a material adverse effect on our financial condition, results of operations, cash flows, the trading price of our securities (including the notes) and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders. In addition, foreclosures of properties that we own could create taxable income without accompanying cash proceeds, which could require us to borrow or sell assets to raise the funds necessary to pay amounts due on our indebtedness, including the notes, and to meet the REIT distribution requirements under Internal Revenue Code of 1986, as amended, even if such actions are not on favorable terms.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks related to our indebtedness, and adversely impact our ability to pay the principal of or interest on the notes.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our secured and unsecured indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of significant exceptions and, in addition, we will have the ability to incur additional indebtedness, which could be substantial, without violating the limitations imposed by these debt instruments. To the extent we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of and interest on the notes.

The notes and the Company’s guarantee will be unsecured and effectively subordinated to our and the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and the effective and structural subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes and the Company’s guarantee will not be secured. Upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of our secured debt and of secured debt of each of our subsidiaries will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt and to be paid in full, from the assets securing that secured debt before any payment may be made with respect to the notes. In that event, because the notes and the Company’s guarantee will not be secured by any of our assets, it is possible that there will be no assets from which claims of holders of the notes (including under the Company’s guarantee) can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full. If the value of such remaining assets is less than the aggregate outstanding principal amount of the notes and accrued interest and all future debt ranking equally with the notes and the Company’s guarantee, we will be unable to fully satisfy our obligations under the notes. In addition, if we fail to meet our payment or other obligations under our secured debt, the holders of that secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result, noteholders may lose a portion or the entire value of their investment in the notes. Further, the terms of the notes and the Company’s guarantee will permit us to incur additional secured indebtedness subject to compliance with certain financial ratios. The notes and the Company’s guarantee will be effectively subordinated to any such additional secured indebtedness.

The notes will rank equally with all of our other unsubordinated indebtedness outstanding from time to time, including our senior credit facility, the 2028 Notes, the 2031 Notes, the 2032 Notes and any other of our senior unsecured notes and our unsecured term loans. And, subject to compliance with certain financial ratio covenants, the indenture will not limit our ability to incur indebtedness, which could be substantial. To the extent we incur additional indebtedness, the risks associated with our leverage would increase. A breach of the covenants or other event of default under any of our indebtedness or notes would allow the lenders or holders of the notes, as the case may be, to accelerate payment of amounts outstanding under one or all of those agreements. To the extent that our assets and the assets of the Company as guarantor cannot satisfy in full our unsecured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment with the notes. In such an event, we may not have sufficient assets remaining to pay amounts on any or all of the notes.

The notes and the Company’s guarantee will be structurally subordinated to the payment of all indebtedness and other liabilities and any preferred equity of our subsidiaries.

The Operating Partnership and the Company will be the sole obligors on the notes and the Company will be the sole obligor on its guarantee. Our other subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the notes or the Company’s guarantee, or to make any funds available therefor, whether by dividend, distribution, loan or other payments. The rights of holders of the notes to benefit from any of the assets of our subsidiaries are subject to the prior satisfaction of claims of those subsidiaries’ creditors and any preferred equity holders. As a result, the notes and the Company’s guarantee will be structurally subordinated to all indebtedness, guarantees and other liabilities of our subsidiaries, including guarantees of other indebtedness of ours, payment obligations under lease agreements, trade payables and preferred equity. As of September 30, 2022, on a pro forma basis giving effect to the consummation of this offering, our subsidiaries other than the Operating Partnership would have had total indebtedness of approximately $3.0 billion and mandatorily redeemable preferred equity of $35.2 million, which would have been structurally senior to the notes and to the Company’s guarantee of the notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantee of the Company or any future guarantee by a subsidiary of the Operating Partnership could be voided, or claims in respect of the guarantee could be subordinated to all other debts of the Company or such subsidiary guarantor if, among other things, the Company or such subsidiary guarantor, at the time it incurred the debt evidenced by the guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by the Company or a subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to it, or to a fund for the benefit of our creditors or the creditors of the Company or such subsidiary guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Company or a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in making these determinations. In addition, the Company’s or a subsidiary guarantor’s guarantee will contain a provision intended to limit its liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantee from being voided under fraudulent transfer laws, or may eliminate the Company’s or such subsidiary guarantor obligations or reduce such obligations to an amount that effectively makes the guarantee worthless.

The Company is a holding company with no direct operations. As a result, the Company relies on funds received from the Operating Partnership to pay its liabilities, including its obligation to make any payments in respect of its guarantee of the notes.

The Company will fully and unconditionally guarantee all payments due on the notes. However, the Company is a holding company and has no significant operations, other than as the Operating Partnership’s general partner and the holder of minority equity interests in some of our subsidiaries, and no material assets, other than its general partner interest in the Operating Partnership and such minority equity interests. As a result, the Company relies on distributions from the Operating Partnership to meet its debt service and other obligations, including its obligation to make any payments in respect of its full and unconditional guarantee of the notes.

The ability of subsidiaries of the Operating Partnership to make distributions to the Operating Partnership, and the ability of the Operating Partnership to make distributions to the Company in turn, will depend on their operating results and on the terms of any indebtedness to which the Operating Partnership or the subsidiaries are parties. Such loans may contain lockbox arrangements, reserve requirements, financial covenants and other provisions that restrict the distribution of funds. Further, in the event of a default under these loans, the defaulting subsidiary would be prohibited from distributing cash. As of September 30, 2022, the Company owned approximately 95% of the OP units in the Operating Partnership. However, the Operating Partnership may issue additional OP units in the future. Such issuances could reduce the Company’s ownership percentage in the Operating Partnership, and consequently reduce its share of distributions from the Operating Partnership.

The Company’s guarantee of the notes will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness, including the 2028 Notes, the 2031 Notes and the 2032 Notes, and will be effectively subordinated to the Company’s secured indebtedness, if any (to the extent of the value of the assets of the Company constituting collateral securing that indebtedness), and to all existing and future indebtedness and other liabilities of its subsidiaries (including the Operating Partnership), and to all existing and future preferred equity interests in its subsidiaries not owned by it, if any.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, be maintained or be liquid. The failure of an active public trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any automated dealer quotation system.

Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase in this offering, they may trade at a discount, which could be substantial, from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of the Operating Partnership and its subsidiaries and the Company and its subsidiaries and other comparable entities, the market for similar securities and the overall securities markets, changes in the prospects for REITs or for the real estate industry generally, and may be adversely affected by unfavorable changes in any of these factors, many of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of the Operating Partnership’s, the Company’s or their respective subsidiaries’ financial condition, results of operations, business, prospects or credit quality.

The market price of the notes may fluctuate significantly.

The market price of the notes may fluctuate significantly in response to many factors, including:

•	outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;

•	issuances of other equity or debt securities in the future, including new series or classes of preferred stock and new series of notes;

•	our operating performance and the performance of other similar companies;

•	our ability to maintain compliance with covenants contained in our debt facilities, the indentures governing the 2028 Notes, the 2031 Notes and the 2032 Notes and the indenture governing the notes;

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in expectations of future financial performance or changes in our earnings estimates or those of analysts;

•	changes in our distribution policy;

•	the market for similar securities;

•	publication of research reports about us or the real estate industry generally;

•	increases in market interest rates;

•	changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, the Australian dollar and Pounds sterling;

•	changes in market valuations of similar companies;

•

adverse market reaction to the amount of our debt outstanding at any time, the amount of our debt maturing in the near- and medium-term and our ability to refinance our debt, or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	speculation in the press or investment community;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	actions by institutional stockholders;

•	changes in our credit ratings;

•	the extent of investor interest in our securities;

•	the general reputation of REITs;

•	changes in tax laws;

•	litigation or threatened litigation, which may divert our management’s time and attention, require us to pay damages and expenses or restrict the operation of our business;

•	failure to qualify and maintain our qualification as a REIT;

•	general market, economic and political conditions; and

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Many of the factors listed above are beyond our control. Those factors may cause the market price of the notes to decline significantly, regardless of our financial condition, results of operations and prospects. It is impossible to provide any assurance that the market price of the notes will not fall in the future, and it may be difficult for holders to resell the notes at prices they find attractive, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes and other debt securities of the Operating Partnership could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes or other debt securities of the Operating Partnership downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes) and to make dividends and distributions to our security holders and could also have the material adverse effect on the market value of the notes.

The notes are subject to early redemption.

As described under “Description of Notes—Optional Redemption,” the Operating Partnership may, at its option, redeem the notes offered hereby at any time in whole or from time to time in part at the redemption prices described under such caption. Consequently, the Operating Partnership may choose to redeem your notes at times when prevailing interest rates are lower than the effective interest rate on your notes. If that were to occur, you may be unable to reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes had they not been redeemed and that presents a similar level of investment risk as the notes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward- looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward- looking statements. In addition to the risks described under “Risk Factors” above and in our Annual Report on Form 10-K for the year ended December 31, 2021, and other filings we make with the SEC from time to time, such risks and uncertainties include:

•	outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;

•	changes in general economic conditions, including inflation, deflation and energy costs, the real estate industry and the markets in which we operate;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities, the indentures governing the 2028 Notes, the 2031 Notes and the 2032 Notes and the indenture governing the notes;

•	availability of capital;

•	changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, the Australian dollar and Pounds sterling;

•	our ability to maintain rental rates and occupancy levels;

•	our ability to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;

•	general volatility of the capital markets and the market price of shares of our capital stock;

•	our ability to maintain our status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces;

•	the ability of purchasers of manufactured homes and boats to obtain financing; and

•	the level of repossessions by manufactured home and boat lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward- looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $395.3 million from this offering (after deducting the underwriting discount and estimated expenses related to this offering payable by us).

We intend to use the net proceeds of this offering to repay borrowings outstanding under our senior credit facility, to fund possible future acquisitions of properties, and for working capital and general corporate purposes.

Under our senior credit facility we may borrow up to $4.2 billion, with the ability to upsize the total borrowings by an additional $800.0 million, subject to certain conditions. Our senior credit facility is comprised of a revolving loan facility in the amount up to $3.05 billion and a term loan facility of $1.15 billion. As of September 30, 2022, there was $862.1 million outstanding under the revolving loan facility and $974.9 million outstanding under the term loan facility. The maturity date of the revolving loan facility is April 7, 2026. At our option that maturity date may be extended two additional six-month periods. The maturity date of the term loan facility is April 7, 2025, which, under the terms of the senior credit facility agreement, may not be extended. The senior credit facility bears interest at a floating rate based on Adjusted Term Secured Overnight Financing Rate (“SOFR”), the Adjusted Eurocurrency Rate, the Daily Risk Free Rate (“RFR”), the Australian Bank Bill Swap Bid Rate (“BBSY”), the Daily Sterling Overnight Index Average (“SONIA”) Rate or the Canadian Dollar Offered Rate, as applicable, plus a margin, in all cases, which can range from 0.725 percent to 1.6 percent, subject to certain adjustments. As of September 30, 2022, the margins based on our credit ratings were 0.85 percent on the revolving loan facility and 0.95 percent on the term loan facility. The proceeds of the senior credit facility were used to pay off our previous senior credit facility and certain other debt, for working capital, and for other general corporate purposes. Citibank, N.A., which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 7% as a lender under our senior credit facility. JPMorgan Chase Bank, N.A., which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 7% as a lender under our senior credit facility. Bank of America, N.A., which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 7% as a lender under our senior credit facility. Bank of Montreal, which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 7% as a lender under our senior credit facility. Citizens Bank, N.A., which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 7% as a lender under our senior credit facility. Fifth Third Bank, National Association, which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 7% as a lender under our senior credit facility. Royal Bank of Canada, which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 7% as a lender under our senior credit facility. The Huntington National Bank, which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 6% as a lender under our senior credit facility. Regions Bank, which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 6% as a lender under our senior credit facility. Truist Bank, which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 6% as a lender under our senior credit facility. U.S. Bank National Association, which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 6% as a lender under our senior credit facility. Wells Fargo Bank, National Association, which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 6% as a lender under our senior credit facility. PNC Bank, National Association, which is an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 4% as a lender under our senior credit facility.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered hereby supplements the general description of the debt securities included in the accompanying prospectus. You should review this description together with the description of the debt securities included in the accompanying prospectus. To the extent this description is inconsistent with the description in the accompanying prospectus, this description will control and replace the inconsistent description in the accompanying prospectus.

You can find the definitions of certain terms used in this description of notes under the subheading “Definitions.” As used in this description, the words “Operating Partnership,” “we,” “us” and “our” refer to Sun Communities Operating Limited Partnership and not to any of its subsidiaries or affiliates (including Sun Communities, Inc., a Maryland corporation and our general partner, which we refer to in this description as the “Company”).

On June 28, 2021, we entered into an indenture, which we refer to as the “base indenture,” between us and UMB Bank, N.A., as trustee thereunder (the “trustee”), pursuant to which we may issue multiple series of debt securities from time to time. We will issue the notes under that indenture, as amended and supplemented by a supplemental indenture setting forth the specific terms of the notes. In this description, when we refer to the “indenture,” we mean the base indenture as so amended and supplemented by that supplemental indenture.

We have summarized some of the material provisions of the notes and the indenture below. The summary amends and supplements the description of the base indenture contained in the accompanying prospectus, and we encourage you to read that description for additional material provisions that may be important to you. We also urge you to read the indenture because it, and not this description, defines your rights as a holder of notes. You may request copies of the indenture from us as set forth under “— Additional Information.” Capitalized terms defined in the accompanying prospectus and the indenture have the same meanings when used in this prospectus supplement. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes

The notes will be:

•	general unsecured, unsubordinated obligations of the Operating Partnership;

•	pari passu in right of payment with all existing and future unsubordinated indebtedness of the Operating Partnership, including indebtedness under our Senior Credit Facility;

•	senior in right of payment to all future subordinated indebtedness of the Operating Partnership;

•	effectively subordinated to all the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness, to the extent of the collateral securing such indebtedness;

•

effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Operating Partnership’s Subsidiaries (other than indebtedness and liabilities owed to us);

•	effectively subordinated to all existing and future preferred equity interests not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries, and

•	fully and unconditionally guaranteed by the Company on an unsecured, unsubordinated basis.

As of September 30, 2022, on a pro forma basis giving effect to the consummation of this offering and the intended use of its net proceeds, the Operating Partnership would have had total indebtedness of approximately $3.7 billion, all of which would have been unsecured and pari passu in right of payment with the notes. As of September 30, 2022, the subsidiaries of the Operating Partnership had total indebtedness of approximately $3.0 billion and mandatorily redeemable preferred equity interests of $35.2 million, which would have been structurally senior to the notes and to the Company’s guarantee of the notes. Except as provided below under the captions “— Subsidiary Guarantees” and “— Future Subsidiary Guarantees”, our subsidiaries will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these subsidiaries, the subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. See “Risk Factors — The notes and the Company’s guarantee will be structurally subordinated to the payment of all indebtedness and other liabilities and any preferred equity of our subsidiaries.”

Principal, Maturity and Interest

We will issue $400,000,000 aggregate principal amount of notes in this offering. The indenture will provide for the issuance of additional notes (the “additional notes”), without limitation as to aggregate principal amount and without the consent of the holders of outstanding notes. If issued, the additional notes would have terms and conditions identical to the notes issued in this offering. Any additional notes will be part of the same issue as the notes offered hereby and will vote on all matters with the notes offered in this offering. The notes will mature on January 15, 2033.

Interest on the notes will accrue at the rate of 5.700% per annum and will be payable semi-annually in arrears on January 15 and July 15, beginning on July 15, 2023. Interest on overdue principal and interest on overdue interest, if any, will accrue at the applicable interest rate on the notes. We will make each interest payment to the holders of record of the notes as of the immediately preceding January 1 and July 1. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Form, Denomination and Registration of Notes

The notes will be issued in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global notes.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require such holder, among other things, to furnish appropriate endorsements and transfer documents and we may require such holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any notes selected for redemption. Also, we are not required to transfer or exchange any notes in respect of which a notice of redemption has been given or for a period of 15 days before a selection of the notes to be redeemed.

No service charge will be imposed in connection with any transfer or exchange of any note, but the Operating Partnership may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the notes. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our Subsidiaries may act as paying agent or registrar.

Optional Redemption

Prior to October 15, 2032 (three months prior to their maturity date) (the “Par Call Date”), the Operating Partnership may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Operating Partnership may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Operating Partnership in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Operating Partnership after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the notice of the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Operating Partnership shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the notice of the redemption date, H.15 TCM or any successor designation or publication is no longer published, the Operating Partnership shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the notice of such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Operating Partnership shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Operating Partnership shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Operating Partnership’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, if the redemption date falls after a record date and on or prior to the corresponding interest payment date, the Operating Partnership will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

Open Market Purchases; No Mandatory Redemption or Sinking Fund

We may at any time and from time to time purchase notes in the open market or otherwise, in each case without any restriction under the indenture. We are not required to make mandatory redemption or sinking fund payments with respect to any of the notes.

Selection and Notice

If less than all of the notes are to be redeemed at any time, selection of such notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate, or, when the notes are in the form of global notes, pursuant to the applicable procedures of The Depository Trust Company; provided that no notes of $2,000 or less shall be redeemed in part.

Notices of redemption with respect to the notes shall be sent at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture with respect to the notes.

If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, and from and after the redemption date, interest ceases to accrue on the notes or portions of the notes called for redemption (unless the Operating Partnership shall default in the payment of the redemption price and accrued interest, or fails to pay the redemption price and accrued interest as a result of any failure of any condition to which such redemption is subject to be satisfied or waived).

Guarantee by the Company

The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company. The Company’s Notes Guarantee will be a general unsecured obligation of the Company and will be:

•	senior in right of payment to all existing and future subordinated indebtedness of the Company;

•	pari passu in right of payment with any of the Company’s existing and future unsubordinated indebtedness;

•	effectively subordinated to the Company’s secured indebtedness, if any, to the extent of the value of the assets of the Company constituting collateral securing that indebtedness;

•	effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries (including the Operating Partnership); and

•	effectively subordinated to all existing and future preferred equity not owned by the Company in the Company’s subsidiaries (including the Operating Partnership).

The Company has no significant operations, other than as the Operating Partnership’s general partner and the holder of minority equity interests in some of our subsidiaries, and no material assets, other than its general partner interest in the Operating Partnership and such minority equity interests. Accordingly, if the Operating Partnership fails to make a payment on the notes when due, there can be no assurance that the Company would have funds to pay that amount pursuant to its guarantee. See “Risk Factors—The Company is a holding company with no direct operations.” As a result, the Company relies on funds received from the Operating Partnership to pay its liabilities, including its obligation to make any payments in respect of its guarantee of the notes.” Furthermore, the covenants in the indenture that will limit the ability of the Operating Partnership and its subsidiaries to incur indebtedness will not apply to the Company.

The Company will be released and relieved of any obligations under its Notes Guarantee immediately upon Legal Defeasance with respect to the notes in accordance with the indenture or satisfaction and discharge of the indenture with respect to the notes, or upon the merger of the Company with and into the Operating Partnership.

Subsidiary Guarantees

As of the Issue Date, none of the Subsidiaries of the Operating Partnership or the Company will guarantee any indebtedness of the Operating Partnership under our Senior Credit Facility. Similarly, as of the Issue Date, none of the Subsidiaries of the Operating Partnership or the Company will guarantee indebtedness of the Operating Partnership under the indenture or the notes. However, for so long as any notes are outstanding, the indenture will require that Subsidiaries of the Operating Partnership or the Company that guarantee Debt of the Operating Partnership or any Subsidiary of the Operating Partnership or the Company under our Senior Credit Facility also guarantee the notes. See “—Additional Covenants—Future Subsidiary Guarantees.” Pursuant to the guarantee provisions of the indenture, each Subsidiary Guarantor, if any, will fully and unconditionally guarantee, on a senior unsecured basis, jointly and severally, the full and prompt performance of the Operating Partnership’s obligations under the indenture and the notes issued thereunder, including the payment of principal of and premium, if any, and interest on such notes. We refer to each guarantee by a Subsidiary Guarantor pursuant to such provisions as a “Subsidiary Guarantee.”

Any Subsidiary Guarantee of a Subsidiary Guarantor will be a general unsecured obligation of the Subsidiary Guarantor and will be:

•	senior in right of payment to all existing and future subordinated indebtedness of such Subsidiary Guarantor;

•	pari passu in right of payment with any of such Subsidiary Guarantor’s existing and future unsubordinated indebtedness;

•

effectively subordinated to such Subsidiary Guarantor’s secured indebtedness, if any, to the extent of the value of the assets of the Subsidiary Guarantor constituting collateral securing that indebtedness;

•	effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of such Subsidiary Guarantor’s subsidiaries; and

•	effectively subordinated to all existing and future preferred equity not owned by such Subsidiary in such Subsidiary Guarantor’s subsidiaries.

The obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance. Nonetheless, in the event of the bankruptcy or financial difficulty of a Subsidiary Guarantor, such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Subsidiary Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Subsidiary Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its Subsidiary Guarantee exceeds the economic benefits it receives from the issuance of the Subsidiary Guarantee. Also, a Subsidiary Guarantee could be subordinated by a court to all other indebtedness of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.”

A Subsidiary Guarantor may not sell, convey, assign, lease or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate or merge with or into (regardless of whether such Subsidiary Guarantor is the surviving Person), another Person (other than the Operating Partnership or any Notes Guarantor), unless:

•	immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default exists; and

•	either:

(A) such Subsidiary Guarantor is the surviving Person of such consolidation or merger; or (B) the Person acquiring the properties or assets in any such sale, conveyance, assignment, lease or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) unconditionally assumes all the obligations of such Subsidiary Guarantor under the indenture with respect to its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the trustee; or (C) such transaction or series of transactions results in the release and discharge of the Subsidiary Guarantee of such Subsidiary Guarantor, pursuant to the provisions of the following paragraph.

Each Subsidiary Guarantee of a Subsidiary Guarantor will be released and discharged immediately, automatically and unconditionally at such time when both (a) no Event of Default has occurred and is continuing and (b) such Subsidiary Guarantor does not guarantee any Debt of the Operating Partnership or any Subsidiary of the Operating Partnership under the Senior Credit Facility. Furthermore, each Subsidiary Guarantee of a Subsidiary Guarantor will be released and discharged immediately, automatically and unconditionally upon:

•

consummation of any sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Operating Partnership, the Company, or a Subsidiary of the Operating Partnership or of the Company;

•

consummation of any sale or other disposition of the Capital Stock of such Subsidiary Guarantor (by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Operating Partnership, the Company, or a Subsidiary of the Operating Partnership or of the Company, if such Subsidiary Guarantor ceases to be a Subsidiary of the Operating Partnership or of the Company as a result of the sale or other disposition;

•	liquidation or dissolution of such Subsidiary Guarantor;

•

such Subsidiary Guarantor consolidating with, merging into or transferring all of its properties or assets to another Notes Guarantor, and as a result of, or in connection with, such transaction such Subsidiary Guarantor dissolves or otherwise ceases to exist; or

•

the occurrence of legal or covenant defeasance with respect to the notes, or satisfaction and discharge of the indenture with respect to the notes, as provided under “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” and “Description of Debt Securities —Satisfaction and Discharge” in the accompanying prospectus.

Additional Covenants

With respect to the notes, the indenture will contain the following covenants, in addition to the covenants and other provisions described in the accompanying prospectus under the caption “Description of Debt Securities — Covenants.”

Limitations on Debt

Aggregate Debt Test

The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds of the Debt on a pro forma basis, the Operating Partnership’s Total Debt would be greater than 60% of the sum (without duplication) of:

•

the Operating Partnership’s Total Assets as of the last day of the then most recently ended fiscal quarter covered in the Company’s annual or quarterly report most recently furnished or made available to holders of the notes or filed with the SEC, as the case may, be prior to the incurrence of such Debt; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained in connection with the incurrence of such Debt.

Debt Service Test

The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt if the ratio of the Operating Partnership’s Consolidated Income Available for Debt Service to the Operating Partnership’s Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such Debt is to be incurred would be less than 1.5 to 1.0, calculated on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumptions that:

•

such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt since the first day of such period, had occurred as of the first day of such four-quarter period;

•

the repayment or retirement of any other Debt by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been repaid or retired as of the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period);

•

in the case of Acquired Debt or Debt incurred by the Operating Partnership or any of its Subsidiaries in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

•

in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets with a Fair Market Value in excess of $1.0 million since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described in this covenant or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate that would have been in effect during the entire such period had been the applicable rate for the entire such period.

Maintenance of Total Unencumbered Assets

The Operating Partnership will not permit at any time its Total Unencumbered Assets to be less than 150% of its Total Unsecured Debt.

Secured Debt Test

The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds therefrom on a pro forma basis, Total Secured Debt of the Operating Partnership is greater than 40% of the sum (without duplication) of:

•

Total Assets of the Operating Partnership as of the last day of the then most recently ended fiscal quarter covered in the Company’s annual or quarterly report most recently furnished or made available to holders of the notes or filed with the SEC, as the case may, be prior to the incurrence of such Secured Debt; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such Secured Debt.

For purposes of the covenants described under this “—Limitations on Debt,” Debt shall be deemed to be “incurred” by the Operating Partnership or any of its Subsidiaries, as the case may be, whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Notwithstanding any provision to the contrary, nothing in the covenants described under this “—Limitations on Debt” shall prevent the incurrence by the Operating Partnership or any of its Subsidiaries of Debt between or among the Operating Partnership or any of its Subsidiaries.

Provision of Financial Information

Regardless of whether the Operating Partnership is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, the Operating Partnership will deliver to the trustee and the holders of the notes, (a) all quarterly and annual reports of the Operating Partnership that would be required (pursuant to applicable rules and regulations of the SEC) to be filed with the SEC on Forms 10-Q and 10-K if the Operating Partnership were subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision (or in lieu of any such report on either such form for any period, the report for such period of the Company on such form) and (b) all current reports of the Operating Partnership that would be required (pursuant to applicable rules and regulations of the SEC) to be filed with the SEC on Form 8-K if the Operating Partnership were subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision (or in lieu of any such report on such form, the report of the Company on such form), in each case within 15 days after the Operating Partnership files such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier.

Reports (a) filed by the Operating Partnership or the Company with the SEC (and publicly available via the SEC’s EDGAR system) or (b) publicly available via a website (which may be password protected) hosted by the Operating Partnership or the Company or a third party, and available to beneficial holders of notes, will be deemed to be delivered to the trustee and the holders of the notes as of the time such filing is publicly available via EDGAR or on such website for purposes of this covenant.

The trustee shall have no obligation whatsoever to determine whether such reports have been filed or are publicly available via EDGAR or on any website. Delivery of such reports to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

Future Subsidiary Guarantees

If any Subsidiary of the Operating Partnership or the Company that is not a Subsidiary Guarantor guarantees any Debt of the Operating Partnership or any Subsidiary of the Operating Partnership or the Company under the Senior Credit Facility, then the Company or the Operating Partnership shall cause such Subsidiary to become obligated as a Subsidiary Guarantor under a Subsidiary Guarantee within 30 days after the date that such Subsidiary guarantees such Debt under the Senior Credit Facility. If required to become a Subsidiary Guarantor pursuant to the immediately preceding sentence, the Company or the Operating Partnership shall cause such Subsidiary to execute and deliver to the trustee a supplemental indenture to the indenture, in the form required under the indenture, pursuant to which such Subsidiary shall fully and unconditionally guarantee all of the Operating Partnership’s obligations under the notes and the indenture (but only with respect to the notes, and not with respect to any other series of debt securities) on the terms and subject to the conditions set forth in the indenture.

Maintenance of Properties

The Operating Partnership will maintain and keep, or cause to be maintained and kept, its properties and the properties of each of its Significant Subsidiaries in good condition, repair, and working order (normal wear and tear, casualty and condemnation excepted) and supplied with all necessary equipment, and will cause to be made all necessary repairs, renewals, replacements, betterments, and improvements as the Operating Partnership judges necessary to carry on the business of the Operating Partnership and its Significant Subsidiaries in connection with such properties; provided, however, that the Operating Partnership and each of its Subsidiaries may (a) remove permanently any property that has been condemned or suffered casualty loss, (b) discontinue any maintenance or operation of any property if, in the reasonable judgment of the Operating Partnership, such removal is not disadvantageous in any material respect to the holders of the notes, or (c) sell or otherwise dispose of any of such properties for value in the ordinary course of business.

Payment of Taxes and Other Claims

The Operating Partnership will pay or discharge (or, if applicable, cause to be transferred to bond or other security) or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed on the Operating Partnership or any of its Subsidiaries

or the income, profits or property of the Operating Partnership or any of its Subsidiaries; provided, that the Operating Partnership shall not be obligated by this covenant to pay or discharge (or transfer to bond or other security), or to cause to be paid or discharged, any tax, assessment or charge (a) (i) the applicability or validity of which is being contested in good faith by the Operating Partnership or any of its Subsidiaries, through appropriate proceedings and (ii) for which the Operating Partnership has established adequate reserves in accordance with GAAP or (b) if the failure to effect such payment or discharge (or to so transfer to bond or other security) is not, in the Operating Partnership’s reasonable judgment, adverse in any material respect to the holders of the notes.

Insurance

The Operating Partnership will, and will cause each of its Significant Subsidiaries to, keep in force insurance policies upon all properties and operations of the Operating Partnership and its Significant Subsidiaries with financially sound and reputable carriers in industry customary amounts and risk coverage, in accordance with prevailing market conditions and availability.

Merger and Sale of Assets

The disclosure set forth under the caption “Description of Debt Securities—Merger and Sale of Assets” in the accompanying prospectus is hereby amended and restated as follows:

The Operating Partnership shall not convert into, or consolidate, amalgamate or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Operating Partnership and its Subsidiaries on a consolidated basis to any other Person, unless:

•

either:(a) the Operating Partnership is the surviving Person or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than the Operating Partnership) or to which such sale, conveyance, assignment, transfer, lease or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States of America, any State thereof or the District of Columbia;

•

the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than the Operating Partnership) or the Person to which such sale, conveyance, assignment, transfer, lease or other disposition has been made assumes by an indenture supplemental to the indenture, executed and delivered to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the notes and the performance of every covenant of the indenture on the part of the Operating Partnership to be performed or observed;

•

immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•

the Operating Partnership has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such conversion, consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture comply with this covenant and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

The Company shall not consolidate, amalgamate or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person (other than the Company or any Notes Guarantor), unless:

•	immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default exists; and

•

either: (a) the Company is the surviving Person of such consolidation, amalgamation or merger; or (b) the Person acquiring the properties or assets in any such sale, conveyance, assignment, lease or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Company) assumes all the obligations of the Company under the indenture with respect to its Notes Guarantee pursuant to a supplemental indenture satisfactory to the trustee; or (c) such transaction or series of transactions results in the release and discharge of the Company’s Notes Guarantee, pursuant to the provisions of the indenture described in the last paragraph under the caption “—Guarantee by the Company.”

Upon any consolidation, amalgamation or merger of the Operating Partnership with or into any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Operating Partnership and its Subsidiaries on a consolidated basis in accordance with the first paragraph of this covenant, the successor or resulting Person formed by or resulting upon such consolidation, amalgamation or merger (if other than the Operating Partnership) or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership under the indenture with the same effect as if such successor Person had been named as the Operating Partnership in the indenture, and thereafter, except in the case of a lease, the predecessor Operating Partnership shall be relieved of all obligations and covenants under the indenture and the notes.

Upon any consolidation, amalgamation or merger of the Company with or into any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis in accordance with the second paragraph of this covenant, the successor or resulting Person formed by or resulting upon such consolidation, amalgamation or merger (if other than the Company) or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture (with respect to its Notes Guarantee) with the same effect as if such successor Person had been named as the Company in the indenture, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under the indenture (with respect to its Notes Guarantee).

Events of Default

Notwithstanding the disclosure set forth in the first paragraph under the caption “Description of Debt Securities — Events of Default” in the accompanying prospectus, the indenture will provide that the following events shall constitute the “Events of Default” with respect to the notes:

•	failure to pay interest on any note when due, continued for 30 days;

•	failure to pay the principal of, or premium, if any, on, any note when due;

•

failure by the Operating Partnership or the Company for 60 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with any of the other agreements of the Operating Partnership or the Company, respectively, in the indenture (with respect to the notes);

•

failure to pay any Debt (other than Non-Recourse Debt) (a) of the Company, the Operating Partnership or any Subsidiary of the Company or the Operating Partnership and (b) in an outstanding principal amount in excess of $75,000,000, at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Operating Partnership from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding notes);

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or the Company or any Significant Subsidiary of either the Operating Partnership or the Company or all or substantially all of their respective property; or

•

except as permitted by the indenture, any Notes Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Notes Guarantor, or any Person acting on behalf of any Notes Guarantor, denies or disaffirms the obligations of a Notes Guarantor under its Notes Guarantee, except, in each case, by reason of the release of such Notes Guarantee in accordance with provisions of the indenture.

The indenture provides that if an Event of Default specified in the Event of Default clauses pertaining to bankruptcy occurs, all outstanding notes shall be due and payable immediately without further action or notice. However, the effect of such provision may be limited by applicable law.

Definitions

“Acquired Debt” means Debt of a Person (a) existing at the time such Person is merged or consolidated with or into, or becomes a Subsidiary of, the Operating Partnership, or (b) assumed by the Operating Partnership or any of its Subsidiaries in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into, or becomes a Subsidiary of, the Operating Partnership or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” of any Person means, for any period, the interest expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the board of managers thereof or if there is no such board, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Consolidated Income Available for Debt Service” of any Person for any period means Consolidated Net Income of such Person for such period, plus amounts that have been deducted and minus amounts that have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes based on income;

•	amortization of debt discount, premium and deferred financing costs;

•	impairment losses and gains on sales or other dispositions of properties and other investments;

•	property depreciation and amortization;

•	amortization of right-of-use assets associated with finance leases of property;

•	credit losses recognized on financial assets and certain other instruments not measured at fair value;

•	the effect of any non-recurring, non-cash items;

•	the effect of any non-cash charge resulting from a change in accounting principles in determining Consolidated Net Income of such Person for such period;

•	amortization of deferred charges;

•	gains or losses on early extinguishment of Debt;

•	gains or losses on derivative financial instruments;

•	gains or losses on sales of investments;

•	acquisition expenses; and

•

with regard to unconsolidated real estate joint ventures, plus amounts which have been deducted and minus amounts which have been added for the activity types referred to above (excluding interest expense) included in arriving at equity in income of unconsolidated entities;

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” of a Person for any period means the amount of net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Debt” means, without duplication, with respect to any Person, any indebtedness of such Person in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•

indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the Fair Market Value of the property subject to such Lien;

•

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•

any lease of property by such Person as lessee that is required to be reflected on such Person’s balance sheet as a finance lease in accordance with GAAP; provided, however, that in the case of this clause, Debt excludes operating lease liabilities on a Person’s balance sheet in accordance with GAAP.

“Debt” also includes, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another Person (provided that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof). Notwithstanding the foregoing, with respect to the Operating Partnership or any Subsidiary of the Operating Partnership, the term “Debt” shall not include Permitted Non-Recourse Guarantees of the Operating Partnership or any Subsidiary of the Operating Partnership until such time as they become primary obligations of, and payments are due and required to be made thereunder by, the Operating Partnership or any Subsidiary of the Operating Partnership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the Financial Accounting Standards Board Accounting Standards Codification and any related Accounting Standards Updates by the Financial Accounting Standards Board, (2) such other statements by such other entity as are approved by a significant segment of the accounting profession and (3) the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.

“Issue Date” means the first date on which any notes are issued.

“Lien” means any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, security interest, security agreement or other encumbrance of any kind.

“Non-Recourse Debt” of any Person means Debt of a Subsidiary of such Person (or an entity in which such Person is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of such Person (or entity in which such Person is the general partner or managing member) that is the borrower and is non-recourse to such Person or any Subsidiary of such Person (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of such Person (or entity in which such Person is the general partner or managing member) that is the borrower); provided, further, that, if any such Debt is partially recourse to such Person or any Subsidiary of such Person (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of such Person (or entity in which such Person is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Notes Guarantee” means any guarantee of the obligations of the Operating Partnership under the notes and the indenture (with respect to the notes, and not with respect to any other series of debt securities) by the Company or any Subsidiary Guarantor, pursuant to the applicable guarantee provisions of the indenture.

“Notes Guarantor” means each Person bound by a Notes Guarantee, pursuant to the applicable guarantee provisions of the indenture.

“Permitted Non-Recourse Guarantees” of any Person means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Debt in the ordinary course of business by such Person or any Subsidiary of such Person in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of such Person (or entity in which such Person is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to such Person or any of such Person’s other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” of any Person means Debt secured by a Lien on any property or assets of such Person or any of its Subsidiaries.

“Senior Credit Facility” means the credit facility governed by the Fourth Amended and Restated Credit Agreement, dated as of June 14, 2021, by and among the Operating Partnership, the lenders party thereto, and Citibank, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Significant Subsidiary” of any specified Person means any Subsidiary of such Person in which such Person or any of its Subsidiaries has invested at least $50,000,000 in capital.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or a limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Operating Partnership.

“Subsidiary Guarantee” means the guarantee of the obligations of the Operating Partnership under the notes and the indenture (with respect to the notes, and not with respect to any other series of debt securities) by any of the Subsidiary Guarantors as set forth in the guarantee article of the indenture.

“Subsidiary Guarantor” means each Subsidiary of the Operating Partnership or the Company that, after the Issue Date, executes a supplemental indenture pursuant to which such Subsidiary of the Operating Partnership or the Company agrees to be obligated under a Subsidiary Guarantee and bound by the terms of the indenture as a Subsidiary Guarantor of the notes; provided, however, that any Person constituting a Subsidiary Guarantor of the notes as described above shall cease to constitute a Subsidiary Guarantor of the notes when its Subsidiary Guarantee is released in accordance with the terms of the indenture.

“Total Assets” of a Person means the sum of, without duplication of:

•	Undepreciated Real Estate Assets of such Person; and

•	all other assets (other than accounts receivables, right of use assets relating to operating leases and non-real estate intangibles) of such Person and its Subsidiaries,

all determined on a consolidated basis in accordance with GAAP.

“Total Debt” of any Person means, as of any date of determination, the aggregate outstanding principal amount of all Debt of such Person and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between such Person and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Person and its Subsidiaries in accordance with GAAP.

“Total Secured Debt” of any Person means, as of any date of determination, the aggregate outstanding principal amount of all Secured Debt of such Person and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between such Person and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Person and its Subsidiaries in accordance with GAAP.

“Total Unencumbered Assets” of a Person means the sum of Undepreciated Real Estate Assets of such Person and the value determined on a consolidated basis in accordance with GAAP of all of other assets of such Person and its Subsidiaries (other than accounts receivables, right of use assets relating to operating leases and non-real estate intangibles), in each case not subject to any Lien of any kind securing Debt for borrowed money; provided, however, that “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.

“Total Unsecured Debt” of a Person means, as of any date of determination, the aggregate outstanding principal amount of all Unsecured Debt of such Person and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between such Person and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Person and its Subsidiaries in accordance with GAAP.

“Undepreciated Real Estate Assets” of a Person as of any date means the cost (original cost plus capital improvements) of real estate assets, right-of-use assets associated with leases of property required to be reflected as finance leases on the balance sheet of such Person in accordance with GAAP, and related intangibles of such Person and its Subsidiaries on such date, before depreciation and amortization charges, determined on a consolidated basis in accordance with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of such Person in accordance with GAAP.

“Unsecured Debt” of a Person means Debt that is not secured by a Lien on any property or assets of such Person.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

Defeasance

The defeasance provisions of the indenture described in the accompanying prospectus will apply to the notes. In particular, the Operating Partnership may, at its option and at any time, elect to have its obligations released with respect to the provisions of the indenture described above under “— Additional Covenants,” and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs in accordance with the indenture, the Events of Default described above under the third and fourth bullet points under the caption “— Events of Default,” in each case, will no longer constitute an Event of Default with respect to the notes.

Concerning the Trustee

UMB Bank, N.A. is the trustee under the indenture and has been appointed by the Operating Partnership as initial registrar and paying agent with regard to the notes.

Notices

Notices to holders of notes will be given by mail to the holder’s address as it appears in the notes register, or, when the notes are in the form of global notes, given pursuant to the applicable procedures of The Depository Trust Company.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge by writing to Sun Communities Operating Limited Partnership, 27777 Franklin Road, Suite 300, Southfield, Michigan 48034, Attention: Investor Relations.

BOOK-ENTRY, DELIVERY AND FORM

The notes will be issued in the form of one or more fully registered global securities, which we refer to as Global Notes, that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of DTC’s partnership nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form, referred to as Certificated Notes, except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement system and are subject to changes by them. Neither the trustee nor the Operating Partnership takes any responsibility for these operations and procedures and each urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Operating Partnership that DTC is a limited-purpose trust company created to hold securities for its participating organizations, collectively referred to as the Participants, and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, collectively referred to as the Indirect Participants. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Operating Partnership that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a

Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, the Operating Partnership, the Company and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes.

Consequently, neither the Operating Partnership, the Company, the trustee nor any agent of them has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Operating Partnership that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised the Operating Partnership that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the notes for legended notes in certificated form, and to distribute such notes to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)

DTC (a) notifies the Operating Partnership that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary;

(2)	the Operating Partnership, at its option, notifies the trustee in writing that the Operating Partnership elects to cause the issuance of the Certificated Notes; or

(3)	upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in Global Notes.

Same Day Settlement and Payment

The underwriters will settle the notes in immediately available funds. In accordance with the indenture, the Operating Partnership will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. In accordance with the indenture, the Operating Partnership will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Operating Partnership expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Operating Partnership that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

UNDERWRITING

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp., Citizens Capital Markets, Inc., Fifth Third Securities, Inc. and RBC Capital Markets, LLC are acting as joint book-running managers of this offering and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell and the underwriters have agreed, severally and not jointly, to purchase the principal amount of notes indicated in the following table.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$65,000,000
J.P. Morgan Securities LLC	65,000,000
BofA Securities, Inc.	65,000,000
BMO Capital Markets Corp.	27,000,000
Citizens Capital Markets, Inc.	27,000,000
Fifth Third Securities, Inc.	27,000,000
RBC Capital Markets, LLC	27,000,000
Huntington Securities, Inc.	12,000,000
Regions Securities LLC	12,000,000
SMBC Nikko Securities America, Inc.	12,000,000
Truist Securities, Inc.	12,000,000
U.S. Bancorp Investments, Inc.	12,000,000
Wells Fargo Securities, LLC	12,000,000
Goldman Sachs & Co. LLC	6,000,000
PNC Capital Markets LLC	6,000,000
Scotia Capital (USA) Inc.	6,000,000
Wedbush Securities Inc.	6,000,000
Samuel A. Ramirez & Company, Inc.	1,000,000

Total	$400,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the front cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.400% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of the notes. If all the notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. The Operating Partnership has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with this offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The Operating Partnership estimates that the total expenses of this offering, excluding the underwriting discount, will be approximately $1,000,000. The total expenses of this offering will be payable by us.

The obligors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the fifth business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the SEC promulgated under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to that trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Conflicts of Interest

Affiliates of the underwriters are lenders, and in some cases agents or managers for the lenders, under our senior credit facility. As described in this prospectus supplement under “Use of Proceeds,” to the extent that we use any of the net proceeds from this offering to repay borrowings outstanding under our senior credit facility, such affiliates will receive their proportionate share of any amount of the outstanding borrowings that is repaid with the net proceeds from this offering. The aggregate amount received by the underwriters and their affiliates, as applicable, from the repayment of borrowings are expected to exceed 5% of the proceeds from this offering (not including the underwriting discount). Nonetheless, in accordance with FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and/or our affiliates, from time to time, for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. Of the underwriters (or their affiliates) that have lending relationships with us, certain of them routinely hedge and others may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and/or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc. Associated Investment Services, Inc. is an affiliate of Associated Bank, National Association, which has a participation percentage of approximately 2% as a lender under our senior credit facility.

Flagstar Bank, FSB is being paid a referral fee by Wedbush Securities Inc. Flagstar Bank, FSB has a participation percentage of approximately 3.8% as a lender under our senior credit facility.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the notes, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the notes in any jurisdiction where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the notes may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell the notes offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Notice to Prospective Investors in the European Economic Area – Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes,

(a)	a “retail investor” means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom – Prohibition of sales to UK Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes,

(a)	a “retail investor” means a person who is one (or more) of:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(ii)

a customer within the meaning of the provisions of the United Kingdom Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

The underwriters have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the United Arab Emirates

The offering of the notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and the notes may not be offered to the public in the UAE (including the DIFC). This prospectus supplement is being issued to a limited number of institutional and individual investors: (a) who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons); (b) upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and (c) upon their confirmation that they understand that the prospectus supplement must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification-Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes. We have not been licensed for offering the notes to non-qualified investors by the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”) as a foreign collective investment scheme pursuant to Article 120(1) of the Swiss Collective Investment Schemes Act of June 23, 2006, as amended (the “CISA”) and no representative or paying agent in Switzerland has been appointed pursuant to Article 120(4) of the CISA. Accordingly, the notes may only be offered or advertised, directly or indirectly, in or from Switzerland, and this offering circular and any other marketing or offering documents relating to us may only be distributed in or from Switzerland, within the meaning of the Swiss Financial Services Act (“FinSA”) and the CISA. No application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the notes may be made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to us or the notes has been or will be filed with, or approved by, any Swiss regulatory authority, such as FINMA. Investors in the notes do not benefit from the specific investor protection provided by the CISA and the supervision by the FINMA in connection with the offering of the notes.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory

Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Taft Stettinius & Hollister LLP, Southfield, Michigan. Arthur A. Weiss is a member of our board of directors and a partner in Taft Stettinius & Hollister LLP. Hunton Andrews Kurth LLP will act as special counsel and will issue an opinion to us regarding certain matters relating to the notes and indenture. Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law. Paul Hastings LLP, New York, New York, will act as counsel and pass on certain legal matters for the underwriters. Sidley Austin LLP, New York, New York, will act as special counsel and pass on certain legal matters relating to the notes and indenture for the underwriters in connection with the issuance of the notes. Paul Hastings LLP and Sidley Austin LLP may rely upon the opinions of Taft Stettinius & Hollister LLP, and of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Sun Communities, Inc. incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Additionally, we make these filings available, free of charge, through the “Investors” section of our website at www.suncommunities.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation of Certain Documents by Reference” below, is not, and should not be, considered part of this prospectus supplement and the accompanying prospectus and is not incorporated by reference into this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in connection with this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement, or the exhibits and schedules to the registration statement. For further information regarding us, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 22, 2022;

•

Our definitive proxy statement on Schedule 14A filed with the SEC on April 4, 2022 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021);

•

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on April 26, 2022, for the quarter ended June 30, 2022, filed with the SEC on July 26, 2022, and for the quarter ended September  30, 2022, filed with the SEC on October 25, 2022; and

•

Our Current Reports on Form 8-K filed with the SEC on February 3, 2022, March  17, 2022, April  1, 2022, April  6, 2022, April  12, 2022, April  13, 2022, May  6, 2022, May  19, 2022, September  7, 2022, and October 4, 2022.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and a part hereof from the date of filing of these documents, and will update, supplement and, where applicable, supersede the information in this prospectus supplement and the accompanying prospectus. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement and the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with this prospectus supplement and the accompanying prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Sun Communities, Inc., 27777 Franklin Road, Suite 300, Southfield, Michigan, 48034, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (248) 208-2500.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Debt Securities

Guarantees Of Debt Securities Of Sun Communities Operating Limited Partnership

Units

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

Debt Securities

Guarantees Of Debt Securities Of Sun Communities, Inc.

Units

Sun Communities, Inc. may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	warrants to purchase preferred stock or common stock;

•	debt securities; or

•	guarantees of debt securities of Sun Communities Operating Limited Partnership.

Sun Communities, Inc. may also from time to time offer units consisting of two or more of the foregoing constituent securities.

Sun Communities Operating Limited Partnership, referred to herein as the Operating Partnership, may from time to time offer, in one or more series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	debt securities; or

•	guarantees of debt securities of Sun Communities, Inc.

Sun Communities, Inc. and the Operating Partnership may also from time to time offer units consisting of debt of the Operating Partnership and one or more of our shares of common stock, shares of preferred stock, debt securities of the Company and warrants.

References to the common stock, preferred stock, warrants, debt securities, guarantees and units registered hereunder are referred to collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% on our common stock. See “Description of Common Stock – Restrictions on Ownership ” beginning on page 8 of this prospectus.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “SUI.” The last reported sale price of the common stock as reported on the NYSE on April 1, 2021 was $152.80 per share.

Investing in our securities involves risks. Before investing in our securities, you should read carefully the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this process, we may sell the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sells securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus.

We or any selling security holder may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should read this prospectus and any accompanying prospectus supplement to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in the section labelled “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sun,” “we,” “us,” “our” or similar references mean Sun Communities, Inc., a Maryland corporation, and its subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership, or the Operating Partnership, Sun Home Services, Inc., a Michigan corporation, or SHS, and Safe Harbor Marinas, LLC, a Delaware limited liability company, or Safe Harbor.

INFORMATION ABOUT SUN COMMUNITIES, INC.

We are a self-administered and self-managed real estate investment trust, or REIT. We own, operate and develop manufactured housing, or MH, and recreational vehicle, or RV, communities concentrated in the midwestern, southern and southeastern United States. Through Safe Harbor, we own, operate, develop and manage marina properties in the northeastern, southern, mid-Atlantic, western and midwestern regions of the United States, with the majority of such marinas concentrated in coastal regions and others located in various inland regions. We are a fully-integrated real estate company which, together with our affiliates and predecessors, has been in the business of acquiring, operating, developing and expanding MH and RV communities since 1975 and marina properties since 2020. As of December 31, 2020, we owned and operated or had an interest in a portfolio of 552 properties, which we refer to as Properties, located in 39 states throughout the United States and one province in Canada, including 276 MH communities, 136 RV communities, 34 Properties containing both MH and RV sites, and 106 marinas. As of December 31, 2020, the Properties contained approximately 96,700 developed MH sites, approximately 27,600 annual RV sites (inclusive of both annual and seasonal usage rights), approximately 25,100 transient RV sites, and approximately 38,900 wet slips and dry rack storage spaces. We lease individual parcels of land, or sites, with utility access for placement of manufactured homes and RVs to our MH and RV customers. The MH and RV Properties are designed to offer affordable housing to individuals and families, while also providing certain amenities. Safe Harbor’s offerings to its members include wet slip rental, dry storage, end-to-end service (such as routine maintenance, repair and winterization), fuel sales and other high-end amenities. These services and amenities offer convenience and resort-quality experiences to Safe Harbor’s members.

We are engaged through SHS, a taxable REIT subsidiary, in the marketing, selling, and leasing of new and pre-owned homes to current and future residents in our communities. The operations of SHS support and enhance our occupancy levels, property performance and cash flows.

Structured as an umbrella partnership REIT, or UPREIT, the Operating Partnership is the entity through which we conduct substantially all of our operations, and which owns, either directly or indirectly through SHS, Safe Harbor and other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the U.S. federal tax rules and regulations applicable to REITs, and to acquire MH and RV communities and marinas in transactions that defer some or all of the sellers’ tax consequences. We are the sole general partner of, and, as of December 31, 2020, held approximately 94% of the interests in, the Operating Partnership. The interests in the Operating Partnership held by the partners are referred to herein as OP Units.

Principal Executive Offices and Website

We were incorporated in Maryland on July 23, 1993 and completed the initial public offering of our common stock on December 9, 1993. Our executive and principal property management office is located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 and our telephone number is (248) 208-2500. For our MH and RV business, we have regional property management offices located in Austin, Texas; Grand Rapids, Michigan; Denver, Colorado; Ft. Myers, Florida; and Orlando, Florida. Safe Harbor’s primary office is located in Dallas, Texas. We employed an aggregate of 4,872 full-time and part-time employees (including seasonal employees) as of December 31, 2020.

Our website address is www.suncommunities.com, which contains information concerning us and our subsidiaries. Information included or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. In addition to the information presented in this prospectus and any applicable prospectus supplement and the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2020, which has been filed with the SEC and incorporated by reference herein, and our other filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this prospectus and any applicable prospectus supplement, you should consider carefully any specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement before deciding to purchase any securities offered pursuant to this prospectus. Additional risks and uncertainties not known to us or that we deem immaterial at present or as of the date of any applicable prospectus supplement may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations may suffer. In that event, the trading price of our common stock or the value of our other securities could decline, and you may lose all or part of your investment in our securities. Please also refer to the section below entitled “Cautionary Statement Regarding Forward- Looking Statements.”

GUARANTOR DISCLOSURES

Sun Communities, Inc. may guarantee debt securities of the Operating Partnership as described in “Description of Debt Securities” and “Description of Guarantees of Debt Securities.” Any such guarantees by Sun Communities, Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities.

Effective as of January 4, 2021, the SEC amended Rule 3-10 of Regulation S-X and created Rule 13-01 of Regulation S-X to simplify disclosure requirements related to certain registered securities. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Operating Partnership have not been presented.

Furthermore, as permitted under Rule 13-01(a)(4)(vi)(A) of Regulation S-X, the Company has excluded the summarized financial information for the Operating Partnership because the assets, liabilities and results of operations of the Operating Partnership and Sun are not materially different than the corresponding amounts in Sun’s consolidated financial statements, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus and the documents incorporated by reference herein that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this prospectus and the documents incorporated by reference herein. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under “Risk Factors” above and in our Annual Report on Form 10-K for the year ended December 31, 2020, and other filings we make with the SEC from time to time, such risks and uncertainties include:

•	outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;

•	changes in general economic conditions, the real estate industry and the markets in which we operate;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	availability of capital;

•	changes in foreign currency exchange rates, specifically between the U.S. dollar and each of the Canadian dollar and the Australian dollar;

•	our ability to maintain rental rates and occupancy levels;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters such as hurricanes, earthquakes, floods and wildfires;

•	general volatility of the capital markets and the market price of shares of our capital stock;

•	our ability to maintain our status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces;

•	the ability of purchasers of manufactured homes and boats to obtain financing; and

•	the level of repossessions by manufactured home lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus and the documents incorporated by reference herein, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Partnership, which will use the net proceeds to fund possible future acquisitions of properties and for general corporate purposes, which may include the repayment of existing indebtedness and improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

DESCRIPTION OF COMMON STOCK

We have the authority to issue 200,000,000 shares of capital stock, of which 180,000,000 shares are common stock, par value $0.01 per share. As of December 31, 2020, we had 107,626,361 shares of common stock issued and outstanding.

The following description of the common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or preferred stock or upon the exercise of the warrants we issue. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

General

Subject to the preferential rights of any other class or series of stock, holders of our common stock are entitled to receive distributions when, as and if declared by our board of directors, out of funds legally available therefor. Payment and declaration of distributions on the common stock and purchases of shares thereof by us may be subject to certain restrictions if we fail to pay distributions on outstanding shares of any class or series of our preferred stock and the rights and preferences of the common stock may be modified by or subordinated to the rights and preferences of classes or series of preferred stock designated in the future. See “Description of Preferred Stock.” Upon any liquidation, dissolution or winding up of Sun, holders of common stock would be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of Sun and the preferential amounts owing with respect to any outstanding preferred stock or senior debt securities.

The common stock has ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of common stock do not have cumulative voting rights in the election of directors. Upon receipt by us of lawful payment therefor, any shares of common stock offered and sold hereunder will, when issued, be fully paid and nonassessable, and will not be subject to redemption except (as described below and in our charter) as necessary to preserve our status as a REIT. A stockholder of Sun has no preemptive rights to subscribe for additional shares of common stock or other securities of Sun except as may be granted by the board of directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or consolidation unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage in such situations.

Restrictions on Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified private pension plans) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. The board of directors may exempt a person from the Ownership Limit if evidence satisfactory to the board of directors is presented that the proposed transfer of stock to the intended transferee will not then or in the future jeopardize our status as a REIT. As a condition of such exemption, the intended transferee must give written notice to us of the proposed transfer and must furnish to us a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the board of directors and must comply with such other conditions as the board of directors may direct, which may include the provision of affidavits, undertakings, agreements, and other information as the board of directors may require, such notice to be provided no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the best interests of Sun to attempt to qualify or to continue to qualify as a REIT and revokes or otherwise terminates Sun’s REIT election. Any transfer of shares of common stock that would: (i) create a direct or indirect ownership of shares of capital stock in excess of the Ownership Limit; (ii) result in the shares of capital stock being owned by fewer than 100 persons; or (iii) result in Sun being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares.

Our charter excludes Milton M. Shiffman, Gary A. Shiffman and Robert B. Bayer; trustees, personal representatives, attorneys-in-fact and other representatives and agents to the extent acting for them or their respective estates and certain of their respective relatives from the Ownership Limit. These persons may acquire additional shares of capital stock through the redemption of OP Units, through our equity incentive plans, from other stockholders or otherwise, but in no event will they be entitled to acquire additional shares such that the five largest beneficial owners of our stock hold more than 50% of the total outstanding stock.

Shares of common and/or preferred stock purported to be transferred in excess of the Ownership Limit that are not otherwise permitted as provided above will constitute “Excess Stock,” which will be deemed to have been transferred to Sun as trustee of a trust for the exclusive benefit of the person or persons to whom the Excess Stock may later be transferred, until such time as the intended transferee retransfers the Excess Stock. Subject to the Ownership Limit, the shares of Excess Stock may be retransferred by the intended transferee to any person who may hold such shares of Excess Stock at a price not to exceed the price paid by the intended transferee (or the market price of the common stock as of the date of purported transfer, if the intended transferee received the shares of stock as a gift or otherwise did not give value for the shares of stock), at which point the shares of Excess Stock will automatically be exchanged for the shares of Sun capital stock to which the shares of Excess Stock are attributable. In addition, such shares of Excess Stock held in trust are subject to purchase by Sun. The purchase price of any shares of Excess Stock shall be equal to the lesser of the price paid for the shares by the intended transferee and the market value of Sun’s common or preferred stock, as applicable, in which shall be equal to the closing sales price for the common or preferred stock (as the case may be), if then traded on the NYSE, the last reported sales price for the stock on any exchange or quotation system over which our common stock may be traded, or, if the stock is not traded on any exchange or quotation system, the market value as determined by the board of directors in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by Sun. Holders of shares of Excess Stock are not entitled to distributions, voting rights, and other benefits with respect to such shares except the right to payment of the purchase price for the shares of stock or the transfer of the shares as provided above. Any dividend or distribution paid to a proposed transferee on shares of Excess Stock prior to our discovery that such shares have been transferred in violation of the provisions of our charter shall be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court, then the intended transferee of any Excess Stock may be deemed, at Sun’s option, to have acted as an agent of Sun in acquiring such Excess Stock and to hold such Excess Stock on behalf of Sun.

All certificates representing shares of stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% in number of shares or value of our outstanding common stock and preferred stock must give a written notice to us containing the information specified in our charter by January 31 of each year. In addition, each stockholder must also disclose to us such additional information as Sun may reasonably request in order to determine the effect, if any, of such persons’ ownership of our common stock or preferred stock on our status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority of, shares of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

The registrar and transfer agent for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of any new series of preferred stock to which any future prospectus supplement may relate. Certain other terms of any new series of the preferred stock offered by any prospectus supplement will be described in such prospectus supplement. The description of certain provisions of the preferred stock set forth below and in any future prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter (including any amendment or supplement relating to each series of the preferred stock) which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus relates at or prior to the time of the issuance of such series of preferred stock.

General

We are authorized to issue 20,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2020, no shares of preferred stock were issued and outstanding.

Under our charter, the board of directors (without any stockholder action) may from time to time establish and issue one or more series of preferred stock with such terms, preferences, conversion, other rights and voting powers of the shares of such series and the qualifications, limitations as to dividends or other distributions, or restrictions thereon, as the board of directors shall determine.

Any new series of preferred stock shall have the distribution, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including: (i) the designation and stated value per share of such preferred stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such preferred stock will be issued; (iv) the distribution rate (or method of calculation), the dates on which distributions shall be payable and the dates from which distributions shall commence to accumulate, if any; (v) any redemption or sinking fund provisions; (vi) any conversion rights; and (vii) any additional voting, distribution, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions. Any shares of preferred stock offered and sold hereunder will, when issued for lawful consideration, be fully paid and nonassessable and, unless otherwise determined by the board of directors and set forth in a supplement to our charter, will have no preemptive rights.

Restrictions on Ownership

See “Description of Common Stock—Restrictions on Ownership” for a discussion of the restrictions on capital stock (common stock and preferred stock) ownership necessary for Sun to qualify as a REIT under the Code.

Issuances of New Series of Preferred Stock

Rank

Unless otherwise specified in the applicable prospectus supplement, any new series of preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Sun, rank: (i) senior to all classes or series of common stock and to all equity securities ranking junior to such series of preferred stock; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with such series of preferred stock; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to such series of preferred stock. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Distributions

Holders of shares of any new series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash distributions at such rates and on such dates as will be set forth in the applicable prospectus supplement. Such rate may be fixed or variable or both. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.

Distributions on any new series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a distribution payable on a distribution payment date on any series of the preferred stock for which distributions are noncumulative, then the holders of such series of the preferred stock will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and we will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are declared payable on any future distribution payment date. Distributions on shares of each series of preferred stock for which distributions are cumulative will accrue from the date on which we issue shares of such series.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that, so long as shares of any such series of preferred stock shall be outstanding, we may not declare or pay any distributions, make a distribution, or purchase, acquire, redeem, pay monies to the holders of in respect of, or set aside or make funds available for a sinking or other analogous fund for the purchase or redemption of, any shares of our common stock or any other stock ranking as to distributions or distributions of assets junior to such series of preferred stock (the common stock and any such other stock being herein referred to as junior stock), unless (i) full distributions (including if such preferred stock is cumulative, distributions for prior distribution periods) shall have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of such series and all other classes and series of our preferred stock (other than junior stock) and (ii) all sinking or other analogous fund payments and amounts for the repurchase or other mandatory retirement of any shares of preferred stock of such series or any shares of any other of our preferred stock of any class or series (other than junior stock) have been paid or duly provided for.

Unless otherwise provided in the applicable prospectus supplement, we expect that any distribution payment made on shares of a new series of preferred stock will first be credited against the earliest accrued but unpaid distribution due with respect to shares of such series which remains payable.

Redemption

A new series of preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

The prospectus supplement relating to a new series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such preferred stock does not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that, so long as any distributions on shares of such preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of our preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Unless otherwise provided in the applicable prospectus supplement, we also expect that the terms of any new series of preferred stock will provide that (i) in the event that fewer than all of the outstanding shares of the new series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable and (ii) from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid distributions, if any), distributions shall cease to accumulate on the shares of such preferred stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid distributions, if any) shall cease.

Liquidation Preference

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Sun, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of such new series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders, subject to the liquidation preference rights of any series of preferred stock ranking senior to such new series of preferred stock, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, we expect that, unless otherwise provided in the applicable prospectus supplement, the holders of any new series of preferred stock will have no right or claim to any of our remaining assets. In the event that upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of such series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with such series of preferred stock in the distribution of assets, we expect the terms of such preferred stock will provide that the holders of such series of preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled unless otherwise provided in the applicable prospectus supplement.

Subject to the liquidation preference rights of any series of preferred stock ranking senior to the applicable series of preferred stock upon liquidation, if liquidating distributions shall have been made in full to all holders of shares of a new series of preferred stock, we expect that our remaining assets will be distributed among the holders of junior stock according to their respective rights and preferences.

Voting Rights

Except as indicated below or in a prospectus supplement relating to a particular series of the preferred stock, or except as required by applicable law, we expect that holders of a new series of preferred stock will not be entitled to vote for any purpose.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that so long as any shares of a new series of preferred stock remain outstanding, the consent or the affirmative vote of the holders of at least 66-2/3% of the votes entitled to be cast with respect to the then outstanding shares of such series of the preferred stock together with any Other Preferred Stock (as defined below), voting as one class, either expressed in writing or at a meeting called for that purpose, will be necessary: (i) to permit, effect or validate the authorization, or any increase in the authorized amount, of any class or series of shares ranking prior to the preferred stock of such series as to distributions, voting or upon distribution of assets; and (ii) to repeal, amend or otherwise change any of the provisions applicable to the preferred stock of such series in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of such series of the preferred stock. We also expect that in case any series of the preferred stock would be so affected by any such action referred to in clause (ii) above in a different manner than one or more series of the Other Preferred Stock which will be similarly affected, the holders of such series of preferred stock will be entitled to vote as a class, and we will not take such action without the consent or affirmative vote, as above provided, of at least 66-2/3% of the total number of votes entitled to be cast with respect to each such series of the preferred stock and the Other Preferred Stock then outstanding, in lieu of the consent or affirmative vote hereinabove otherwise required unless otherwise provided in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we also expect that with respect to any matter as to which any new series of preferred stock is entitled to vote, holders of the preferred stock of such series and any other series of our preferred stock ranking on a parity with such series of the preferred stock as to distributions and distributions of assets and which by its terms provides for similar voting rights, or the Other Preferred Stock, will be entitled to cast the number of votes set forth in the prospectus supplement with respect to that series of preferred stock. As a result of the provisions described in the preceding paragraph providing that the holders of shares of a series of the preferred stock may vote together as a class with the holders of shares of one or more series of Other Preferred Stock, it is possible that, in such a case, the holders of such shares of Other Preferred Stock could approve action that would adversely affect such series of preferred stock, including the creation of a class of capital stock ranking prior to such series of preferred stock as to distributions, voting or distribution of assets.

Conversion Rights

The terms and conditions, if any, upon which shares of any new series of preferred stock are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or our option, the events requiring an adjustment of the conversion price and provisions affecting conversion.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any new series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

As used in this description, the words “we,” “us” and “our” refer to the issuer of debt securities, which may be Sun Communities, Inc. or Sun Communities Operating Limited Partnership, and not to any of their respective subsidiaries or affiliates.

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and UMB Bank, N.A., as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

Under each of the indentures, we may issue debt securities in one or more series.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally in right of payment with all of our other existing and future senior unsubordinated debt. The subordinated debt securities will have a junior position to all of our existing and future senior unsubordinated debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title, type and denominations of the debt securities;

•	whether the debt securities will be guaranteed:

•	whether the debt securities will be senior debt securities or subordinated debt securities, and, if applicable, the subordination provisions;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods and the price or prices at which and the terms and conditions upon which the debt securities may be redeemed at the option of the Company;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Guarantees

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any one or more guarantors, then payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such guarantor or guarantors. The guarantee of senior debt securities will rank equally in right of payment with all of the senior unsubordinated indebtedness of such guarantor or guarantors.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any one or more guarantors, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such guarantor or guarantors. The guarantee by any guarantor of the subordinated debt securities will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “— Subordination” below.

The obligations of any guarantor under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our corporate existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Furthermore, to the extent material, we will set forth in the prospectus supplement relating to any series of debt securities any covenants applicable to such series of debt securities that are in addition to or supplement, modify or replace the covenants set forth in the applicable indenture.

Mergers and Sale of Assets

Each of the indentures will provide that we may not convert into, or consolidate, amalgamate or merge with or into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•

either: (a) we are the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

•

the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	immediately after giving effect to such transaction, we or the successor will not be in default under such indenture; and

•

we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indentures and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the guarantees thereof, if any, may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors, if any, and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series, and/or to cause any of our corporate subsidiaries to become a co-issuer of the debt securities of any series;

(5) secure the debt securities of any series;

(6) add to the covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon us, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities or guarantee issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities of any series outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to such debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture with respect to the outstanding debt securities of any series, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default with respect to such debt securities. In addition, in the event Covenant Defeasance with respect to the debt securities of any series occurs in accordance with the applicable indenture, any defeasible event of default with respect to such debt securities will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of debt securities:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default with respect to such series of debt securities shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we are, or any guarantor is, a party or by which we are, or any guarantor is, bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect with respect to the debt securities of any series (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) and the trustee, upon our request and at our expense, shall execute proper instruments acknowledging satisfaction and discharge of such indenture with respect to such debt securities, when:

(1) either (a) all of such debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on such debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums then due and payable under such indenture by us with respect to such debt securities; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Incorporators, Unitholders, Stockholders, Partners, Members, Managers, Directors, Officers and Employees

No incorporator, unitholder, stockholder, partner, member, manager, director, officer or employee of us or any guarantor, as such, shall have any liability for any of our obligations or those of any guarantor under the debt securities, the indentures or the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “— Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•

any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

UMB Bank, N.A. will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Sun Communities Operating Limited Partnership may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to debt securities offered by Sun Communities, Inc. in any prospectus supplement, and Sun Communities, Inc. may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to debt securities offered by Sun Communities Operating Limited Partnership in any prospectus supplement.

Each guarantee by a guarantor of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor. Each guarantee by a guarantor of the subordinated debt securities will be subordinated in right of payment to all such guarantor’s existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

The obligations of any guarantor under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. To the extent information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the type and number of securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of the warrants may be purchased;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of any material United States federal income tax considerations applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any distribution payments or voting rights as to which holders of the shares of common stock or shares of preferred stock purchasable upon such exercise may be entitled.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF UNITS

As used in this description, the words “we,” “us” and “our” refer to the issuer(s) of the units, which may be Sun Communities, Inc. or both Sun Communities, Inc. and Sun Communities Operating Limited Partnership, and not to any of their respective subsidiaries or affiliates.

Sun Communities, Inc. may from time to time offer units consisting of any combination of its shares of common stock, shares of preferred stock, debt securities of the Company and warrants.

Sun Communities, Inc. and the Operating Limited Partnership may from time to time offer units consisting of debt securities of the Operating Partnership and one or more of Sun Communities, Inc.’s shares of common stock, shares of preferred stock, debt securities of the Company and warrants.

These units may be issuable, and for a specified period of time may be transferable, only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. Further terms of the units will be set forth in the applicable prospectus supplement. To the extent information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the units in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material United States federal income tax considerations applicable to an investment in the units; and

•	any other terms of the units and their constituent securities.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of our UPREIT structure and the material provisions in the partnership agreement of our Operating Partnership. For more detail, you should refer to the partnership agreement itself and its material amendments, copies of which are filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

In 1993, the Operating Partnership was formed and we contributed our net assets to the Operating Partnership in exchange for the sole general partner interest in the Operating Partnership and the majority of all of the Operating Partnership’s initial capital. We substantially conduct our operations through the Operating Partnership. The Operating Partnership owns, either directly or indirectly through other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the Federal tax rules and regulations applicable to REITs, and to acquire manufactured housing communities in transactions that defer some or all of the sellers’ tax consequences. The financial results of the Operating Partnership and our other subsidiaries are consolidated in our consolidated financial statements. The financial results include certain activities that do not necessarily qualify as REIT activities under the Code. We have formed taxable REIT subsidiaries, as defined in the Code, to engage in such activities. We use taxable REIT subsidiaries to offer certain services to our residents and engage in activities that would not otherwise be permitted under the REIT rules if provided directly by us or by the Operating Partnership. The taxable REIT subsidiaries include our home sales business, SHS, which provides manufactured home sales, leasing and other services to current and prospective tenants of our properties.

Under the partnership agreement, the Operating Partnership is structured to make distributions with respect to the OP Units. The Operating Partnership is structured to permit limited partners holding certain classes or series of OP Units to exchange those OP Units for shares of our common stock (in a taxable transaction) and achieve liquidity for their investment.

As the sole general partner of the Operating Partnership, we generally have the power to manage and have complete control over the conduct of the Operating Partnership’s affairs and all decisions or actions made or taken by us as the general partner pursuant to the partnership agreement are generally binding upon all of the partners and the Operating Partnership.

Classes and Series of OP Units

We do not own all of the OP Units. The following table sets forth:

•	the various series of OP Units and the number of units of each series outstanding as of December 31, 2020;

•

the relative ranking of the various series of OP Units with respect to rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership;

•	the number of shares of our common stock issuable upon the exchange of each OP Unit of the applicable series;

•	the annual distribution rate on each series of OP Units; and

•	information regarding the terms of redemption rights for each series of OP Units, as applicable.

Ranking	Description	OP Units Outstanding at December 31, 2020		Exchange Rate(1)		Annual Distribution Rate(2)		Cash Redemption(3)	Redemption Period
1	Preferred OP Units (or “Aspen preferred OP Units”)	1,283,819	(4)	Variable	(5)	Variable	(6)	Mandatory	Variable(7)
1	Series A-1 preferred OP Units	294,734		2.4390		6.00%		N/A	N/A
2	Series C preferred OP Units	306,303		1.1100		Variable	(8)	N/A	N/A
3	Series D preferred OP Units	488,958		0.8000		Variable	(9)	Holder’s Option	Any time after earlier of January 31, 2024 or death of holder
4	Series E preferred OP Units	90,000		0.6897		Variable	(10)	N/A	N/A
5	Series F preferred OP Units	90,000		0.6250		3.00%		Holder’s Option	Any time after earlier of May 14, 2025 or death of holder
6	Series G preferred OP Units	240,710		0.6452		3.20%		Holder’s Option	Any time after earlier of September 30, 2025 or death of holder
7	Series H preferred OP Units	581,407		0.6098		3.00%		Holder’s Option	Any time after earlier of October 30, 2025 or death of holder
8	Series I preferred OP Units	922,000		0.6098		3.00%		Holder’s Option	Any time after earlier of December 31, 2025 or death of holder
9	Series A-3 preferred OP Units	40,268		1.8605		4.50%		N/A	N/A
10	Common OP Units	110,232,973	(11)	1.0000		Same distribution rate for common stock and common OP Units		N/A	N/A

(1)	Exchange rates are subject to adjustment upon stock splits, recapitalizations and similar events. The exchange rates of certain series of OP Units are approximated to four decimal places.
(2)

Except for common OP Units, distributions are payable on the issue price of each OP Unit, which is $27.00 per unit for all Aspen preferred OP Units and $100.00 per unit for all other preferred OP Units.

(3)	The redemption price for each OP Unit redeemed will be equal to its issue price plus all accrued but unpaid distributions.
(4)	Of the outstanding Aspen preferred OP Units, 270,000 are designated as “Aspen 2034 Units.”
(5)

At any time prior to January 1, 2024 (or prior to January 1, 2034 with respect to the Aspen 2034 Units), at the holder’s option, each Aspen preferred OP Unit may be exchanged into: (a) if the average closing price of our common stock for the preceding ten trading days is $68.00 per share or less, 0.397 common OP Units, or (b) if the average closing price of our common stock for the preceding ten trading days is greater than $68.00 per share, the number of common OP Units determined by dividing (i) the sum of (A) $27.00 plus (B) 25 percent of the amount by which the average closing price of our common stock for the preceding ten trading days exceeds $68.00 per share, by (ii) the average closing price of our common stock for the preceding ten trading days.

(6)

The annual distribution rate for Aspen 2034 Units is 3.80%. The annual distribution rate on all other Aspen preferred OP Units is equal to the 10-year U.S. Treasury bond yield plus 239 basis points; provided, however, that such aggregate distribution rate shall not be less than 6.5% nor more than 9.0%.

(7)

We are required to redeem all outstanding Aspen preferred OP Units other than the Aspen 2034 Units on January 2, 2024. We are required to redeem all outstanding Aspen 2034 Units on January 2, 2034. In addition, we are required to redeem the Aspen preferred OP Units (including Aspen 2034 Units) of any holder thereof within five days after receipt of a written demand during the existence of certain uncured Aspen preferred OP Unit defaults, including our failure to pay distributions on the Aspen preferred OP Units when due and our failure to provide certain security for the payment of distributions on the Aspen preferred OP Units.

(8)	4.50% until April 1, 2020 and 5.00% thereafter.
(9)	3.75% until January 31, 2021 and 4.00% thereafter.
(10)	5.25% until January 9, 2022 and 5.50% thereafter.
(11)	Of the 110,232,973 common OP Units, 107,626,361, or 97.6 percent were held by us, and 2,606,612, or 2.4 percent were owned by the limited partners.

The holders of Aspen preferred OP Units, Series A-1 preferred OP Units, Series A-3 preferred OP Units, Series C preferred OP Units, Series D preferred OP Units, Series E preferred OP Units, Series F preferred OP Units, Series G preferred OP Units, Series H preferred OP Units and Series I preferred OP Units are entitled to receive distributions not less than quarterly. The holders of Series A-1 preferred OP Units, Series A-3 preferred OP Units, Series C preferred OP Units, Series D preferred OP Units, Series E preferred OP Units, Series F preferred OP Units, Series G preferred OP Units, Series H preferred OP Units and Series I preferred OP Units do not have any voting or consent rights on any matter requiring the consent or approval of the Operating Partnership’s limited partners.

Issuance of Additional OP Units

As the Operating Partnership’s sole general partner, we have the ability to cause the Operating Partnership to issue additional partnership interests in the form of OP Units. These additional OP Units may include any provisions and rights that are preferential to those of common OP Units or other preferred OP Units, subject to the consent rights of the holders of the various classes of the preferred OP Units.

Management Liability and Indemnification

In our capacity as the general partner of the Operating Partnership, we and our directors and officers shall have no liability to the Operating Partnership or its partners for any act or omission, except to the extent the same results from fraud, intentional breach of fiduciary duty or gross negligence. The partnership agreement provides for indemnification of us as general partner and for our directors or officers from and against any losses, judgments, liabilities, expenses and amounts paid in settlement of claims incurred or paid in connection with the Operating Partnership or its business or affairs, unless the same from fraud, intentional breach of fiduciary duty or gross negligence.

Transferability of Interests

The general partner may not transfer its interest in the Operating Partnership. The limited partners generally may not transfer their interests as partners without the written consent of the general partner.

Termination and Liquidating Distributions

The term of the Operating Partnership will continue until the earlier of (i) December 31, 2043, (ii) 120 days after the sale or other disposition of substantially all of the Operating Partnership’s operating assets and distribution of all of its property, or (iii) the general partner’s withdrawal, unless the remaining partners agree within 90 days to continue the Operating partnership with a successor general partner.

Upon the occurrence of any of the foregoing events, and subject to the terms of the partnership agreement, the capital accounts of the holders of the OP Units will be adjusted to reflect the manner in which any unrealized income, gain, loss and deduction inherent in the Operating Partnership’s property, which has not previously been reflected in the partners’ capital accounts, would be allocated among the partners if there were a taxable disposition of such property at fair market value on the date of distribution. Any resulting increase in the partners’ capital accounts will be allocated (i) first to the holders of the Aspen preferred OP Units and Series A-1 preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue prices of their respective OP Units plus accrued and unpaid preferred distributions on such OP Units, (ii) then to the holders of the Series C preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units, (iii) then to the holders of the Series D preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units, (iv) then to the holders of Series E preferred OP

Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (v) then to the holders of Series F preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (vi) then to the holders of Series G preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (vii) then to the holders of Series H preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (viii) then to the holders of Series I preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (ix) then to the holders of Series A-3 preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units, and (x) lastly to the common OP Units.

Any resulting decrease in the partners’ capital accounts will be allocated (i) first to the holders of the common OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (ii) then to the holders of Series A-3 preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (iii) then to the holders of Series I preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (iv) then to the holders of Series H preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (v) then to the holders of Series G preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (vi) then to the holders of Series F preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (vii) then to the holders of Series E preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (viii) then to the holders of Series D preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (ix) then to the holders of Series C preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (x) then to the holders of the Aspen preferred OP Units and Series A-1 preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, and (xi) lastly to the General Partner. Liquidating distributions will be made in accordance with the positive capital account balances of the partners, after giving effect to such adjustment and other capital account adjustments for the current year, as provided in the applicable tax regulations.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law, our charter and bylaws and certain indemnification agreements does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and bylaws, and the form of such indemnification agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of our directors may be increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required by the Maryland General Corporation Law (the “MGCL”) (currently one) nor more than 15. Each of our directors serves for a one-year term or until his or her successor is duly elected and qualified.

Our bylaws provide that at a meeting of stockholders duly called and at which a quorum is present, a majority of the votes cast for a nominee and votes cast against such nominee shall be required to elect that nominee as a director; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in our bylaws and certain other requirements of our bylaws are satisfied (a “contested election”). Our board of directors or our stockholders could amend our bylaws to alter the vote required in contested elections to be the same as that required in uncontested elections.

If the election of a director nominee requires an approval other than a plurality of the votes cast, it is possible that no nominee would receive the required vote. In the case of a failure to elect one or more directors because the nominees receive votes constituting less than the required vote, the incumbent directors would hold over and continue to serve until the next election of directors and until their successors are duly elected and qualify.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to elect directors.

Removal of Directors and Vacancies

Our charter provides that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

We have elected to be subject to a provision of Maryland law requiring that vacancies on our board of directors as a result of the death or resignation of a director or an increase in the size of the board of directors may be filled only by a majority of the remaining directors, whether or not sufficient to constitute a quorum, and that any individual elected to fill such a vacancy will serve for the remainder of the full term of the class of directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Vacancies on our board of directors arising as a result of any reason other than the death or resignation of a director or an increase in the size of the board of directors (e.g., removal of a director) may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. A director elected by the board of directors to fill any such vacancy will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. In addition, our stockholders may elect a successor to fill a vacancy on the board of directors that results from the removal of a director, in which case such director will serve for the balance of the term of the removed director.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to remove directors and fill vacancies on our board of directors. Also, as long as our directors are elected annually, the provisions regarding directors serving for “the remainder of the full term” or the “balance of the term” means until the next annual meeting of stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply for mergers, consolidations or share exchanges if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Pursuant to the statute, our board of directors has by resolution exempted Milton M. Shiffman, Robert B. Bayer, and Gary A. Shiffman, their affiliates and all persons acting in concert or as a group with the foregoing, from these provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and these persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by us with the supermajority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders in the election of directors generally but excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who has made or proposes to make the control share acquisition, (2) any officer of the corporation or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a stockholders’ meeting is held to consider the voting rights of the control shares (and the voting rights are not approved), as of the date of the meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. Our board of directors or stockholders may amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board as a result of an increase in the size of the board of directors or the death, resignation or removal of a director be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of an increase in the size of the board of directors or the death or resignation of a director. We have not elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of the removal of a director, although we may elect to do so in the future. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already: (1) require a two-thirds vote for the removal of any director from the board, which removal must be for cause; and (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws. We have not elected to have a classified board or a majority requirement for the calling of a special meeting of stockholders. In the future, our board of directors may elect, without stockholder approval, to adopt these requirements pursuant to Subtitle 8 or, unrelated to Subtitle 8, we could amend our bylaws to include a majority requirement for the calling by stockholders of a special meeting of stockholders.

Amendments to Our Charter and Bylaws

Other than amendments permitted to be made without stockholder approval under the MGCL, our charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Both our board of directors and our stockholders have the power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders will be held each year at a date and time determined by our board of directors. Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in, and provided the information required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

provided that our board of directors has determined that directors shall be elected at such special meeting, by a stockholder who is a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting, and who has complied with the advance notice provisions set forth in, and provided the information required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals.

Although our bylaws do not give our board of directors the power to disapprove stockholder nominations and proposals that comply with our bylaws, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote and cause requirements for removal of directors, provisions that certain vacancies on our board of directors may be filled only by the remaining directors, for the full term of the class of directors in which the vacancy occurred, the power of our board to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval, the restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if the officer or director was adjudged liable to the corporation, or in any other suit if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then, in the latter instance, only for expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on his or her behalf (which need not be secured) to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with our executive officers and directors. Under the terms of these agreements, we have agreed (subject to certain exclusions) to hold harmless and indemnify the officer or director who has entered into such an indemnification agreement against any and all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which such director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such director or officer is, was or at any time becomes a director, officer, partner, trustee, employee or agent of our company, or is or was serving or at any time serves at the request of our company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans), to the fullest extent authorized and permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit.

In addition, the indemnification agreements provide that we will make an advance payment of expenses to the officers or directors who have entered into such indemnification agreements, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in the prior paragraph, subject to receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized under these agreements.

The indemnification agreements also include provisions that specify the procedures and presumptions that are to be employed to determine whether such officer or director is entitled to indemnification thereunder.

Restrictions on Ownership and Transfer of our Stock

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. For more information regarding these and other restrictions on the ownership and transfer of our stock, see “Description of Common Stock –Restrictions on Ownership” and “Description of Preferred Stock – Restrictions on Ownership.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material U.S. federal income tax consequences regarding our company and the ownership and disposition of shares of our common stock, and, to a lesser extent, shares of our preferred stock, our debt securities and debt securities of the Operating Partnership.

The federal income tax consequences of the ownership and disposition of the securities, depend to a high degree on the specific rights and terms of the securities issued. If we offer such securities, we intend to describe in any prospectus supplement related to the offering of such securities the material U.S. federal income tax consequences relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

Because this is a summary that is intended to address only material United States federal income tax consequences relating to the ownership and disposition of our common stock and, to a lesser extent, shares of our preferred stock, our debt securities and debt securities of the Operating Partnership that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with holders that hold our securities or debt securities of the Operating Partnership as a “capital asset” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our securities or debt securities of the Operating Partnership on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Code, final and temporary Treasury regulations, the legislative history of the Code, administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions all of which as currently in effect as of the date of this prospectus. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Neither we nor the Operating Partnership have obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed below. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

Taxation of Sun as a REIT

We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

In the opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, commencing with our taxable year which ended December 31, 1994, we have been organized in conformity with the requirements for qualification as a REIT, and our method of operation enabled us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters. In addition, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Accordingly, no assurance can be given that the actual results of our operations in any particular taxable year will satisfy such requirements.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, we will be subject to federal income tax as follows:

•

We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

•

Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the asset tests (other than a failure by a de minimis amount of the 5% or 10% asset tests) and we qualify for and satisfy certain cure provisions, then we will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest federal income tax applicable to corporations.

•

If we fail to satisfy any REIT requirements other than the income test or asset test requirements and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure.

•

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

•

We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties including “redetermined TRS service income.” Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

If we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the five-year recognition period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period.

•	Income earned by our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

•

We may be required to pay penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders or we elect to preserve REIT qualification in the case of certain inadvertent failures of the REIT rules.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for federal income tax purposes for our taxable year ended December 31, 1994 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Code to include specified entities;

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of shares of common stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of Sun will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary,” or “TRS,” of Sun is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a TRS under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A taxable REIT subsidiary is a corporation subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a TRS can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. A taxable REIT subsidiary also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be non-qualifying income under the gross income tests, if earned by a REIT.

Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a TRS to its parent REIT and impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us in the aggregate and our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of any entity taxable as a partnership for federal income tax purposes in which we hold an interest, such as the Operating Partnership, will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including: “rents from real property;” gains on the disposition of real estate other than gain from the sale of a nonqualified publicly offered REIT debt instrument as defined under Section 856(c)(5)(L)(ii) of the Code; distributions paid by another REIT; interest on obligations secured by mortgages on real property or on interests in real property; interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property; and some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from any combination of income qualifying under the 75% test; distributions, interest, and gain from the sale or disposition of stock or securities; and gain from the disposition of debt instruments of “publicly offered REITs.”

The term “real estate assets” also includes debt instruments of “publicly offered REITs,” personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Rents received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or the property leased to the taxable REIT subsidiary is a hotel and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.”

Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not taint the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

We have provided and will provide services with respect to our Properties. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, if considered impermissible services, income from the provision of such services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors or taxable REIT subsidiaries.

We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

We may in the future acquire equity stakes in additional taxable REIT subsidiaries, which do not constitute real estate assets. Gain from a sale or other taxable disposition of these interests will constitute income satisfying the 95% income test, but not the 75% income test. The need to satisfy the 75% income test may adversely affect the time at which we chose to sell or dispose of one or more of these investments, depending on the appreciation of these equity interests, if any.

We have earned and continue to earn amounts of non-qualifying income. For example, we earn fees related to the management of properties that are not wholly-owned by us. We believe that the amount of non-qualifying income generated from these activities has not affected and will not affect our ability to meet the gross income tests.

Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for not less than two years and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives.

A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate capital expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale do not exceed 30% of the selling price of the property;

•

either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year or, for taxable years beginning after December 18, 2015, (4) the REIT satisfies the requirements of clause (2) applied by substituting “20%” for “10%” and the 3-year average adjusted bases percentage for the taxable year does not exceed 10% or (5) the REIT satisfies the requirements of clause (3) applied by substituting “20%” for “10%” and the 3-year average fair market value percentage for the taxable year does not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•

if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT or, a TRS derives no income.

We will attempt to comply with the terms of the foregoing safe-harbor in connection with our property sales. We cannot provide any assurance, however, that the Internal Revenue Service might not contend that one or more of these sales are subject to the 100% penalty tax. We intend to hold assets developed or held for sale in taxable REIT subsidiaries. Although a taxable REIT subsidiary is not subject to the 100% penalty tax, it does pay tax on its taxable income and gains at regular corporate rates.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of such failure for any taxable year, we file a schedule describing each item of our gross income described in the gross income tests in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Taxation of Sun as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities;

(2)	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for investments in qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in REITS (for taxable years beginning after December 31, 2015) debt instruments issued by “publicly offered REITS” or other securities that qualify as “real estate assets” for purposes of the test described in clause (1): the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 20% (for taxable years beginning after December 31, 2017) of our total assets may be represented by securities of one or more taxable REIT subsidiaries; and

(5)

not more than 25% of our total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of “publicly offered REITS” in the meaning of real estate assets for the taxable years beginning after December 31, 2015.

Securities for purposes of the asset tests may include debt securities. However, certain debt of an issuer will not count as a security for purposes of the 10% value test, including: (1) debt securities that are “straight debt” as defined in Section 1361 of the Code, as modified by Section 856(m); (2) debt from an issuer who is an individual; or (3) non-straight debt, but only if the REIT possesses an aggregate value of not more than one percent of the value of the issuer’s outstanding securities.

We believe that the aggregate value of our taxable REIT subsidiaries does not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the Internal Revenue Service might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20%, 5% and 10% value limitations at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the 25%, 20%, 5% or 10% value limitations results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20%, 5% or 10% value limitations.

Moreover, if we fail to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, we will not lose our REIT status if one of the following additional exceptions applies: (A) the failure is due to a violation of the 5% or 10% asset tests and is “de minimis” (for this purpose, a “de minimis” failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy any of the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred; or (B) the failure is due to a violation of any of the asset tests (other than a “de minimis” violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred, and (iv) we pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest federal income tax applicable to corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “—Taxation of Sun as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate having sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

In order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends,” unless we qualify as a “publicly offered REIT.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. We believe that we are, and expect we will continue to be, a “publicly offered REIT.”

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Record-Keeping Requirements

We must maintain certain records in order to maintain our qualification as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure of Sun to Qualify as a REIT

If we fail to satisfy any REIT requirements (other than the income test or asset test requirements, to which specific cure provisions apply), we generally will be eligible for relief from REIT disqualification if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act (the “2018 Tax Act”) was signed into law. The 2018 Tax Act reduced the 35% maximum federal corporate income tax rate to a maximum 21% corporate rate, and reduces the dividends-received deduction for certain corporate subsidiaries. The 2018 Tax Act also permanently eliminates the corporate alternative minimum tax. These provisions are effective beginning in 2018.

Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. Subject to limitations of the Code, corporate stockholders may be eligible for the dividends-received deduction and non-corporate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains under the provisions of Section 1(h)(11) of the Code. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Stockholders

When we refer to a United States stockholder, we mean a beneficial owner of a share of our common stock that is, for United States federal income tax purposes:

(1)	a citizen or resident, as defined in Section 7701(b) of the Code, of the United States;

(2)	a corporation, or other entity treated as a corporation for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

(3)	an estate the income of which is subject to federal income taxation regardless of its source; or

(4)	in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

Generally, in the case of a partnership that holds our common stock, any partner that would be a U.S. stockholder if it held the common stock directly is also a U.S. stockholder. A “non-U.S. stockholder” is a holder that is neither a U.S. stockholder nor a partnership.

Distributions by Sun

So long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain distributions will be taxable as dividend income and will not be eligible for the dividends received deduction generally available for corporations and generally will not be eligible for treatment as qualified dividend income by non-corporate stockholders. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, pursuant to Section 199A of the Code, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to recently finalized Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period-related requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, shareholders of RICs may also be entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder’s shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. stockholder’s adjusted basis in its shares will be treated as gain from the sale or exchange of such shares taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a distribution in October, November or December of any year with a record date in one of these months and pay the distribution on or before January 31 of the following year, we will be treated as having paid the distribution, and the stockholder will be treated as having received the distribution, on December 31 of the year in which the distribution was declared.

Distributions to a U.S. stockholder that we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock to the extent that such gain does not exceed our actual net capital gain for the taxable year. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. If we designate any portion of a distribution as a capital gain dividend, a U.S. stockholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain.

A U.S. stockholder:

(1)	will include in its income as long-term capital gains its proportionate share of such undistributed capital gains; and

(2)

will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder’s tax liability on the undistributed capital gain.

A U.S. stockholder will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

(1)	a 15% rate gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 20%; or

(2)	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 15% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate in excess of 25%.

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from our company generally will be treated as investment income for purposes of the investment interest limitation and the 3.8% tax on “net investment income.” A U.S. stockholder may elect to treat capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. stockholders may not include in their individual income tax returns any net operating losses or capital losses of our company. Our operating or capital losses would be carried over for potential offset against our future income, subject to applicable limitations. To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Under amendments made by the 2018 Tax Act, a REIT’s deduction for any net operating loss carryforwards arising from losses it sustains in taxable years beginning after December 31, 2017 is limited to 80% of a REIT’s taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely. The Coronavirus Aid, Relief and Economic Security Act, signed into law on March 27, 2019 (the “Cares Act”) temporarily repealed the annual limit of 80% on the amount of taxable income that such net operating losses can offset for taxable years beginning before January 1, 2021. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains.

The 2018 Tax Act limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. For 2019 and 2020, the Cares Act increases this limit on a taxpayer’s net interest expense deduction to 50% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, net operating losses, and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. The 2018 Tax Act allows a real property trade or business (which would include our operations) to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements described below. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). The interest deduction limit applies beginning in 2018.

Sales of Shares

Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between:

(1)	the amount of cash and the fair market value of any property received on the sale or other disposition; and

(2)	the holder’s adjusted basis in the shares for tax purposes.

This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder’s tax bracket. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate stockholders) to a portion of capital gain realized by a noncorporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. stockholder will be subject to tax at a maximum rate of 21% on capital gain from the sale of our company’s shares. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition. Certain non-corporate U.S. stockholders may also have to pay a 3.8% “net investment tax” on any gain recognized upon the taxable sale of shares, subject to certain adjusted gross income limitations.

Taxation of Tax-Exempt Stockholders

Provided that a tax-exempt stockholder has not held its common stock as “debt financed property” within the meaning of the Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, gain from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Code or is a dealer in the shares.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a pension held REIT if it meets the following two tests:

(1)

it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

(2)

either (a) at least one pension trust holds more than 25% of the value of the REIT’s stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT’s shares, collectively owns more than 50% of the value of the REIT’s shares.

The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any taxable year.

U.S. Taxation of Non-U.S. Stockholders

Distributions by Sun

Distributions by us to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30% (or a lower rate as permitted under an applicable income tax treaty), unless the dividends are treated as effectively connected with the conduct of a U.S. trade or business (and as attributable to a U.S. permanent establishment of the non-U.S. stockholder, if an income tax treaty applies to such non-U.S. stockholder). Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. stockholders are taxed with respect to these dividends, and generally will not be subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income), or lower applicable treaty rate.

Distributions in excess of our current and accumulated earnings and profits that exceed the non-U.S. stockholder’s adjusted tax basis in its common stock will be taxable to a non-U.S. stockholder as gain from the sale of common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted tax basis of the non-U.S. stockholder in its common stock will reduce the non-U.S. stockholder’s adjusted tax basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:

(1)	a lower treaty rate applies and the non-U.S. stockholder furnishes us with an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

(2)

the non-U.S. stockholder furnishes us with an Internal Revenue Service Form W-8ECI claiming that the distribution is income effectively connected with the conduct of a trade or business within the U.S.

Under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” we may be required to withhold at least 15% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. stockholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. stockholder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

(1)

the investment in the common stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (and attributable to a U.S. permanent establishment of the non-U.S. stockholder, if an income tax treaty applies to such non-U.S. stockholder) in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or

(2)

the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year, in which case the nonresident alien individual generally will be subject to a 30% tax on the individual’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. stockholder (even though the individual is not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses.

Under FIRPTA, subject to the exception discussed below for 10% or smaller holders of regularly traded classes of stock, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

Unless you are a qualified shareholder or a qualified foreign pension fund (both as defined below), we will be required to withhold and remit to the Internal Revenue Service 21% of any distributions to you that are attributable to gain from sales or exchanges by us of U.S. real property interest, if you own more than 10% of our common stock. The amount withheld is creditable against the non-U.S. stockholder’s United States federal income tax liability. A non-U.S. stockholder whose U.S. federal income tax liability under FIRPTA exceeds amounts withheld by us will be required to file a U.S. federal income tax return for the taxable year.

A non-U.S. stockholder that owns no more than 10% of our common stock at all times during the one-year period ending on the date of the distribution will not be subject to federal income tax under FIRPTA with respect to distributions that are attributable to gain from our sale or exchange of U.S. real property interests, provided that our common stock is regularly traded on an established securities market.

In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than

10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent their proportionate share of this tax paid by us exceeds their actual United States federal income tax liability.

Federal legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. shareholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. Under Treasury regulations, a 30% withholding tax is imposed on payments made with respect to dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement this legislation comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

Sale of Common Stock

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally would not be subject to United States taxation unless:

(1)

the gain is effectively connected with the conduct of a U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as domestic stockholders with respect to any gain;

(2)

the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

(3)	our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.

Because our common stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.

Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock during the 61-day period that begins on the same day as the 30-day period described in clause (1) of this sentence. This rule does not apply if the non-U.S. stockholder did not hold more than 5% of our common stock at any time during the one-year period ending on the date of the distribution described above.

Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. stockholder sells its common stock, our stock sold by such stockholder would not be considered a U.S. real property interest if:

(1)	the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

(2)

the selling non-U.S. stockholder owned, actually or constructively, 10% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Information Reporting and Backup Withholding Tax Applicable to Stockholders

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some stockholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2)	the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect; or

(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some stockholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Stockholders

Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding at a rate of 24% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of Sun common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. stockholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Other Tax Consequences for Sun and Its Stockholders

We and our stockholders may be subject to state and local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

To the extent that we and the taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to stockholders.

Legislative or Other Actions Affecting REITs and Stockholders

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations.

Taxation of Holders of Our Debt Securities or the Operating Partnership’s Debt Securities

The following summary describes the material United States federal income tax consequences of acquiring, owning and disposing of our debt securities or the Operating Partnership’s debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash). If we or the Operating Partnership issues any debt securities pursuant to this prospectus, we intend to describe in the related prospectus supplement the material United States federal income tax considerations relating to the ownership and disposition of such debt securities, including, if applicable, the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium.

Taxable U.S. Holders of Our Debt Securities or the Operating Partnership’s Debt Securities

Generally, this subsection describes the tax consequences to a U.S. debt security holder. You are a U.S. debt security holder if you are a beneficial owner of a fixed rate debt security to which this section applies and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States Federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Interest. A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes.

Sale or Other Taxable Disposition of the Debt Securities. A U.S. holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security (or a portion thereof) generally will be the U.S. holder’s cost therefor decreased by any payment on the debt security other than a payment of qualified stated interest. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt securities for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting. A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest and principal payments on the debt securities or proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such U.S. holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such holder furnished an incorrect TIN;

•	in the case of interest payments, such U.S. holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•

in the case of interest payments, such U.S. holder fails to certify, under penalties of perjury, that such U.S. holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder’s United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders of Our Debt Securities or the Operating Partnership’s Debt Securities

This section applies to you if you are a non-U.S. holder of the debt securities. A “non-U.S. holder” is a holder that is neither a U.S. holder nor a partnership. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Interest. Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such non-U.S. holder’s conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

•

such non-U.S. holder does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock (in the case of our debt securities) or 10% or more of the Operating Partnership’s capital or profits (in the case of the Operating Partnership’s debt securities);

•	such non-U.S. holder is not a controlled foreign corporation related to us or the Operating Partnership, as the case may be, through actual or constructive ownership;

•	such non-U.S. holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (a) the non-U.S. holder certifies in a statement provided to the applicable withholding agent (i.e., us, the Operating Partnership or a paying agent thereof), under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to the withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such non-U.S. holder is not a United States person and provides the withholding agent with a copy of such statement, or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-U.S. holder’s conduct of a United States trade or business and the non-U.S. holder provides the withholding agent with appropriate certification (as discussed below under “– United States Trade or Business”).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN or W-8BEN-E (or applicable successor forms) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Non-U.S. Holders of Our Debt Securities or the Operating Partnership’s Debt

Securities—Interest”) unless (1) the gain is effectively connected with the conduct by the non-U.S. holder of a United States trade or business (and, if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by such non-U.S. holder) and (2) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met. Gain described in (1) above will be subject to tax in the manner described below under “– United States Trade or Business.” A Non-U.S. holder described in (2) above will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

United States Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Backup Withholding and Information Reporting. A non-U.S. holder generally will not be subject to backup withholding and information reporting with respect to payments that we or the Operating Partnership, as the case may be, makes to the non-U.S. holder, provided that we or the Operating Partnership, respectively, does not have actual knowledge or reason to know that such non-U.S. holder is a “United States person,” within the meaning of the Code, and the non-U.S. holder has given us or the Operating Partnership, respectively, the statement described above under “– Interest.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of our or the Operating Partnership’s, respectively, debt securities (including a retirement or redemption of such debt securities) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such non-U.S. holder is a United States person or the non-U.S. holder otherwise establishes an exemption. However, we or the Operating Partnership may be required to report annually to the IRS and to the non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. holder’s United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, on a continuous or delayed basis, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities, including but not limited to at-the-market equity offerings, will be named in the applicable prospectus supplement.

In addition to the foregoing, we may issue shares of our common stock to holders of OP Units, and any of their pledgees, donees, transferees or other successors in interest, in exchange for their OP Units. And as a result, we will acquire additional OP Units in exchange for any such issuances.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters may offer and sell the securities at: (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale or (4) negotiated prices. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and the Operating Partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, which is listed on the NYSE under the symbol “SUI”). If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or the Operating Partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and the Operating Partnership in the ordinary course of business.

Sales by Selling Security Holder

The selling security holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	an underwritten offering;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling security holders may effect such transactions by selling their securities directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire securities for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling security holders and/or the purchasers of the securities for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times.

In connection with the sale of the securities, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling security holders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus or an accompanying prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus and the accompanying prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling security holders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the accompanying prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. In addition, to the extent applicable, we will make copies of this prospectus and any accompanying prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We may agree to indemnify in certain circumstances the selling security holders against certain liabilities relating to the registration of the shares offered by this prospectus and any accompanying prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Southfield, Michigan. Arthur A. Weiss is a member of our board of directors and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Certain legal matters with respect to the validity of shares of our capital stock and certain other legal matters relating to Maryland law will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, Baltimore, Maryland. Certain legal matters with respect to the validity of the debt securities and any guarantees of such debt securities will be passed upon for us by Hunton Andrews Kurth LLP, Houston, Texas. Additional legal matters may be passed upon for us, the selling security holders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Sun Communities, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Additionally, we make these filings available, free of charge, through the “Investors” section of our website at www.suncommunities.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation of Certain Documents by Reference” below, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in connection with this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding us and the securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the r0egistration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 18, 2021;

•	The description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 18, 2021;

•

Our definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2020 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019);

•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2021, February 11, 2021, March 9, 2021 and March 31, 2021; and

•

The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on November 23, 1993 (File No. 1-12616), including any amendment or report filed to update such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and a part hereof from the date of filing of these documents, and will update, supplement and, where applicable, supersede the information in this prospectus. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan, 48034, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (248) 208-2500.

$400,000,000

Sun Communities Operating

Limited Partnership

5.700% Senior Notes due 2033

Fully and Unconditionally Guaranteed by

Sun Communities, Inc.

PROSPECTUS SUPPLEMENT

January 9, 2023

Citigroup

J.P. Morgan

BofA Securities

BMO Capital Markets

Citizens Capital Markets

Fifth Third Securities

RBC Capital Markets

Huntington Capital Markets

Regions Securities LLC

SMBC Nikko

Truist Securities

US Bancorp

Wells Fargo Securities

Goldman Sachs & Co. LLC

PNC Capital Markets LLC

Scotiabank

Wedbush Securities

Ramirez & Co., Inc.